EXHIBIT 2.2





         PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                   dated as of June 12, 1996


                          by and among


                    BPC HOLDING CORPORATION



                              and



                       BPC MERGERCO, INC.


                              and


             CHASE VENTURE CAPITAL ASSOCIATES, L.P.


                              and


         THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                       TABLE OF CONTENTS

                                                             Page

                             ARTICLE I

DEFINED TERMS

Section 1.1.    Defined Terms                                       2
Section 1.2.    Additional Terms                                    9
Section 1.3.    Construction                                       10


                             ARTICLE II
PURCHASE AND SALE TERMS

Section 2.1.    Purchase and Sale; Purchase Price                  10
Section 2.2.    The Merger                                         10
Section 2.3.    The Closing                                        10
Section 2.4.    Payment and Delivery                               11
Section 2.5.    Restrictive Legend                                 11
Section 2.6.    Use of Proceeds                                    11


                              ARTICLE III
CLOSING CONDITIONS

Section 3.1.    Conditions of the Purchasers, the Company, and
                   Mergerco                                        12
Section 3.1.1.  Execution of This Agreement and All Related
                   Documents                                       12
Section 3.1.2.  Issuance and Purchase of the Units, the Common
                   Stock and the Senior Secured Notes              12
Section 3.1.3.  Merger Effective; Amended and Restated
                   Certificate of Incorporation                    13
Section 3.1.4.  Merger Consideration                               13
Section 3.1.5.  No Litigation, etc.                                13
Section 3.1.6.  Environmental Report                               13
Section 3.1.7.  Approvals, etc.                                    13
Section 3.1.8.  Registration Rights Agreement, Institutional
                   Stockholders Agreement and Management
                   Stockholders' Agreement                         13
Section 3.1.9.  Solvency and Fairness Opinions                     14
Section 3.1.10. All Proceedings to be Satisfactory                 14
Section 3.1.11. Reasonable Satisfaction of Parties and Counsel     14
Section 3.2.    Conditions of the Purchasers                       14
Section 3.2.1.  Representations and Warranties to be True
                   and Correct; Certificate of Officer of
                   the Company                                     14
Section 3.2.2.  Supporting Documents                               15
Section 3.2.3.  Legal Opinion from Counsel for the Company and
                    Mergerco                                       17
Section 3.2.4.  Delivery of SBA Forms                              17
Section 3.2.5.  Exchange of Rollover Stock                         17
Section 3.2.6.  Senior Secured Notes                               17
Section 3.3.    Conditions of the Company and Mergerco             17
Section 3.3.1.  Representations and Warranties to be True and
                    Correct                                        17
Section 3.4.    Conditions of Northwestern                         18
Section 3.4.1.  Purchase Permitted By Applicable Law, etc          18
Section 3.4.2.  Private Placement Number                           18


                            ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties of the Company      18
Section 4.1.1.  Corporate Existence                                18
Section 4.1.2.  Power and Authority                                19
Section 4.1.3.  Enforceability, etc.                               19
Section 4.1.4.  Capitalization                                     19
Section 4.1.5.  Consents, Approvals and Non-Contravention          21
Section 4.1.6.  Pro Forma Balance Sheet                            21
Section 4.1.7.  SEC Reports and Financial Statements               21
Section 4.1.8.  Material Adverse Change                            22
Section 4.1.9.  Events Subsequent to the Date of the Last
                   Financial Statement                             22
Section 4.1.10. Absence of Undisclosed Liabilities                 23
Section 4.1.11. Taxes                                              23
Section 4.1.12. Litigation                                         24
Section 4.1.13. Insurance                                          24
Section 4.1.14. Conflicts of Interests                             24
Section 4.1.15. Other Relationships                                25
Section 4.1.16. Licenses; Compliance with Laws, Other Agreements,
                   etc.                                            25
Section 4.1.17. Intellectual Property Rights and Government
                   Approvals                                       26
Section 4.1.18. Investment Company Act                             26
Section 4.1.19. Brokers, etc.                                      26
Section 4.1.20. Private Sale                                       26
Section 4.1.21. Disclosure                                         27
Section 4.1.22. Contracts and Commitments                          27
Section 4.1.23. Customers and Suppliers                            29
Section 4.1.24. Employee Matters and Benefits                      30
Section 4.1.25. Environmental Matters                              33
Section 4.1.26. Small Business Concern                             34
Section 4.1.27. Title to Properties                                34
Section 4.1.28. Condition and Sufficiency of Assets                35
Section 4.1.29. Real Property                                      35
Section 4.2.    Representations and Warranties of Mergerco         36
Section 4.2.1.  Corporate Existence                                36
Section 4.2.2.  Power and Authority                                37
Section 4.2.3.  Enforceability, etc.                               37
Section 4.2.4.  Consents, Approvals and Non-Contravention          37
Section 4.2.5.  No Activities                                      38
Section 4.2.6.  Capitalization                                     38


                             ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Section 5.1.    Representations and Warranties of the Purchaser    38
Section 5.1.1.  Power and Authority                                38
Section 5.1.2.  Enforceability, etc.                               39
Section 5.1.3.  Purchase for Investment                            39
Section 5.1.4.  Financial Matters                                  39
Section 5.1.5.  Adequate Access to Personnel and Materials         39
Section 5.1.6.  Brokers, etc.                                      40


                            ARTICLE VI
COVENANTS

Section 6.1.    Pre-Closing Date Covenants                         40
Section 6.1.1.  Access and Investigation                           40
Section 6.1.2.  Operation of the Businesses of the Company and
                    its Subsidiaries                               40
Section 6.1.3.  Negative Covenant                                  41
Section 6.1.4.  Required Approvals                                 41
Section 6.1.5.  Notification                                       41
Section 6.1.6.  No Solicitation                                    41
Section 6.1.7.  Best Efforts                                       42
Section 6.2.    Post-Closing Date Covenants of the Company         42
Section 6.2.1.  Use of Proceeds                                    42
Section 6.2.2.  Inspection of Property                             42
Section 6.2.3.  Compliance with Agreements                         42
Section 6.2.4.  Affirmative Covenants                              42
Section 6.2.5.  SBIC Regulatory Provisions                         44
Section 6.2.6.  Regulatory Compliance Cooperation                  45
Section 6.2.7.  Further Assurances                                 46
Section 6.2.8.  Reservation and Authorization of Common Stock      46
Section 6.2.9   Financial Statements; Information                  47
Section 6.2.10  Form 1099                                          47


                               ARTICLE VIA
REGISTRATION RIGHTS IN RESPECT OF REGISTRABLE EQUITY SECURITIES

Section 6A.1    Notice                                             47
Section 6A.2    Proration                                          48
Section 6A.3    Registration Procedures                            48
Section 6A.4    Holdback on Sales                                  51
Section 6A.5    Expenses                                           51

                               ARTICLE VIB
REGISTRATION RIGHTS IN RESPECT OF EXCHANGE NOTES

Section 6B.1    Shelf Registration                                 52
Section 6B.2    Registration Procedures                            53
Section 6B.3    Holdback Agreements                                56


                               ARTICLE VIC
INDEMNIFICATION IN RESPECT OF REGISTRATION RIGHTS

Section 6C.1    Indemnification by the Company                     57
Section 6C.2    Indemnification by the Sellers                     58
Section 6C.3    Notices of Claims, etc.                            58
Section 6C.4    Contribution                                       59


                               ARTICLE VII
TERMINATION

Section 7.1.     Termination                                       60
Section 7.2.     Effect of Termination                             61


                              ARTICLE VIII
MISCELLANEOUS

Section 8.1.     Payment of Costs and Expenses                     61
Section 8.2.     [Intentionally Omitted]                           62
Section 8.3.     Brokerage                                         62
Section 8.4.     [Intentionally Omitted].                          62
Section 8.5.     Assignment; Parties in Interest                   62
Section 8.7.     No Waiver                                         63
Section 8.8.     Amendment                                         63
Section 8.9.     Survival of Representations, Warranties, Covenants
                    and Agreements.                                63
Section 8.10.    Governing Law                                     63
Section 8.11.    Specific Performance                              63
Section 8.12.    Entire Understanding                              64
Section 8.13.    Counterparts                                      64

EXHIBITS

Exhibit A   By-laws of the Company
Exhibit B-1 Amended and Restated Certificate of Incorporation of the Company Exhibit B-2 Certificate of Amendment of the Company
Exhibit B-3 Restated Certificate of Incorporation of Mergerco
Exhibit C   Form of Warrant
Exhibit D-1 Form of Merger Agreement
Exhibit D-2 Form of Certificate of Merger
Exhibit E   Offering Memorandum
Exhibit F   Terms of Exchange Notes
Exhibit G   Form of Stockholders Agreement


SCHEDULES

Schedule I       Purchaser Information
Schedule II      Addresses For Notice
Schedule III     Capitalization Schedule of the Company
Schedule IV      Capitalization Schedule of Mergerco
Schedule V       Consents Relating to the Purchasers

         PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


     This PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, dated as of June 12, 1996 (as amended or otherwise modified from time to time, this "Agreement"), is made by and among BPC HOLDING CORPORATION, a Delaware corporation (the "Company"), BPC MERGERCO, INC., a Delaware corporation ("Mergerco"), CHASE VENTURE CAPITAL ASSOCIATES, L.P., a California limited partnership ("CVCA") and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("Northwestern" and, together with CVCA, the "Purchasers".)


                       W I T N E S E T H:

     WHEREAS, in order to facilitate a recapitalization transaction (the "Recapitalization"), Mergerco has been formed;

     WHEREAS, in order to provide a portion of the financing for the consummation of the Recapitalization, the Company and Mergerco propose to enter into the transactions contemplated by this Agreement and the Stock Purchase Agreement (as defined below);

     WHEREAS, the Purchasers desire to purchase an aggregate of
(i) 600,000 shares of Preferred Stock, and (ii) warrants in the form attached hereto as Exhibit C entitling the holder or holders thereof to purchase, on certain terms and conditions, an aggregate of 9,372 shares of Class B Voting Common Stock and 29,728 shares of Class B Non-Voting Common Stock, at a purchase price of $0.01 per share, subject to adjustment as provided therein (the "Warrants" and, together with the Preferred Stock, the "Purchased Securities"), all on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Preferred Stock shall, on the terms and subject to the conditions set forth in this Agreement and in the Amended and Restated Certificate of Incorporation, be exchangeable (in whole but not in part) by the Company for the Exchange Notes to be issued pursuant to the Exchange Indenture;

     WHEREAS, Mergerco desires to issue and sell the Purchased
Securities to the Purchasers, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, immediately following Mergerco's issuance of the Purchased Securities to the Purchasers, subject to the terms and conditions hereof, the Company and Mergerco wish to merge pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the "Merger"), pursuant to which the classes and series of capital stock of Mergerco shall be converted into identical classes and series of capital stock of the Company, in each case having the rights, preferences and privileges set forth in the Restated Certificate of Incorporation;

     NOW, THEREFORE, based upon the foregoing and the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                         ARTICLE I
                       DEFINED TERMS

     Section 1.1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Stock Purchase Agreement. When used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is owned or controlled by, such specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either (x) the beneficial ownership of more than 30 percent of any class of equity securities or (y) the power to direct the management or policies of the specified Person through the ownership of voting securities, by contract, voting agreement or otherwise, and
(ii) the terms "controlling", "control with" and "controlled by", etc., shall have meanings correlative to the foregoing.

     "Amended and Restated Certificate of Incorporation" means the restated certificate of incorporation of the Company following the Merger in the form attached hereto as Exhibit B-1, as amended from time to time in accordance with the requirements hereof and of the Stockholders Agreement.

     "Berry Revolving Credit Facility" means the Berry Revolving Credit Facility, dated as of April 21, 1994, by and among Berry and Fleet Capital Corporation, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time which includes the addition, substitution or replacement of any or all lenders thereunder under the same or any replacement agreement.

     "By-laws" means the by-laws of the Company in the form attached hereto as Exhibit A, as amended from time to time in accordance with the requirements hereof, thereof and of the Stockholders Agreement.

     "Certificate of Amendment" means the Certificate of Amendment of the Company in the form attached hereto as Exhibit B-2.

     "Certificate of Merger" means the Certificate of Merger, dated as of the Closing Date, by and between Mergerco and the Company, in substantially the form of Exhibit D-2 hereto.

     "Class A Common Stock" means, as the context may require,
(i) Mergerco's or the Company's Class A Voting Common Stock or Class A Non-Voting Common Stock or (ii) both the Class A Voting Common Stock and the Class A Non-Voting Common Stock of Mergerco or the Company.

     "Class A Non-Voting Common Stock" means, as the context may require, Mergerco's or the Company's Class A Non-Voting Common Stock, which prior to the Merger has a par value of $.00005 per share and $.01 per share for the Company and Mergerco, respectively, and following the Merger shall have a par value of $.01 per share with respect to such stock of the Company.

     "Class A Voting Common Stock" means, as the context may require, Mergerco's or the Company's Class A Voting Common Stock, which prior to the Merger has a par value of $.00005 per share and $.01 per share for the Company and Mergerco, respectively, and following the Merger shall have a par value of $.01 per share with respect to such stock of the Company.

     "Class B Common Stock" means, as the context may require,
(i) Mergerco's or the Company's Class B Voting Common Stock or Class B Non-Voting Common Stock or (ii) both the Class B Voting Common Stock and the Class B Non-Voting Common Stock of Mergerco or the Company.

     "Class B Non-Voting Common Stock" means, as the context may require, Mergerco's or the Company's Class B Non-Voting Common Stock, which prior to the Merger has a par value of $.00005 per share and $.01 per share for the Company and Mergerco, respectively, and following the Merger shall have a par value of $.01 per share with respect to such stock of the Company.

     "Class B Voting Common Stock" means, as the context may require, Mergerco's or the Company's Class B Voting Common Stock, which prior to the Merger has a par value of $.00005 per share and $.01 per share for the Company and Mergerco, respectively, and following the Merger shall have a par value of $.01 per share with respect to such stock of the Company.

     "Class C Common Stock" means, as the context may require, Mergerco's or the Company's Class C Common Stock, which prior to the Merger has a par value of $.00005 per share and $.01 per share for the Company and Mergerco, respectively, and following the Merger shall have a par value of $.01 per share with respect to such non-voting stock of the Company.

     "Class D Common Stock" means the Company's non-voting
$.00005 par value per share Class D Common Stock.

     "Class E Common Stock" means the Company's voting $.00005 par value per share Class E Common Stock.

     "Class F Common Stock" means the Company's voting $.00005 par value per share Class F Common Stock.

     "Class G Common Stock" means the Company's non-voting
$.00005 par value per share Class G Common Stock.

     "CMIHI" means Chase Manhattan Investment Holdings, Inc., a
Delaware corporation.

     "Common Stock" means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock, the Class E Common Stock, the Class F Common Stock and the Class G Common Stock of Mergerco or the Company, as the case may be and as the context may require, and any other classes of common stock of the Company hereafter authorized in accordance with the requirements hereof and of the Stockholders Agreement.

     "Common Stock Purchasers" means the Persons purchasing
Common Stock on the Closing Date pursuant to the Stock Purchase
Agreement.

     "Environmental Law" means any law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local Law.

     "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, or any successor law thereto.

     "Event of Noncompliance" has the meaning provided in the Stockholders Agreement.

     "Exchange Indenture" means an indenture between the Company and a trustee satisfactory to the Company and the Holders of a majority of the outstanding shares of Preferred Stock in form and substance satisfactory to the Company and the Holders of at least 66-2/3% of the outstanding shares of Preferred Stock and reflecting the terms set forth on Exhibit F.

     "Exchange Notes" means the Company's exchange notes to be issued under the Exchange Indenture.

     "Governmental Authority" means the government of the United
States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means

          (a)    any "hazardous substance", as defined by CERCLA;

          (b)  any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, as amended;

          (c)  any petroleum product or fractions thereof; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local Law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now or at any time hereafter in effect.

     "Holder" means any Purchaser or any of its permitted successors and assigns, other than the Company or any of its Subsidiaries holding any Preferred Stock.

     "HSR Act" means the Hart-Scott-Rodino Anti-Trust
Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to such Act or any successor law thereto.

     "Institutional Stockholders Agreement" means the
Stockholders Agreement, dated as of February 14, 1991, as amended by the First Amendment thereto, dated as of March 29, 1994, among the Company, The Fund, CMIHI, WFC and CITEI.

     "Interests" means any evidence of equity ownership of any Person, whether represented by common stock, preferred stock, securities convertible into, exchangeable or exercisable for the purchase or other acquisition of common stock or preferred stock (including convertible or exchangeable debentures, warrants and options), trust certificates or general or limited partnership interests.

     "International" means Atlantic Equity Partners International
II, L.P., a Delaware limited partnership domiciled in the Cayman
Islands.

     "Investments" means, as to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or Interests of any other Person (other than a Subsidiary of such Person) and
(ii) any contribution by such Person to any other Person (other than a Subsidiary of such Person).

     "Lien" means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Losses" means all losses, claims, damages, liabilities, costs (including any costs of investigation and reasonable attorneys' fees) and expenses.

     "Management Stockholders' Agreement" means the Stockholders'
Agreement, dated as of January 22, 1991, among the Company and those stockholders of the Company parties thereto.

     "Material Adverse Effect" means, with respect to any Person, any fact, event, change, circumstance or effect that has or is reasonably likely to have a materially adverse effect on the business, financial condition, results of operations or, to the actual knowledge of such Person, prospects of such Person and its Subsidiaries, taken as a whole.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of the Closing Date, by and between Mergerco and the Company, in substantially the form of Exhibit D-1 hereto.

     "Offering Memorandum" means the Preliminary Offering Memorandum, dated May 31, 1996, relating to the offering of the Senior Secured Notes of the Company, a true, correct and complete copy of which is attached hereto as Exhibit E. Reference to the Offering Memorandum shall include any amendments or supplements thereto effected prior to the Closing Date that are reasonably satisfactory to the Purchasers.

     "Other Financing Documents" means the Senior Secured Note Indenture, the Stock Purchase Agreement, the Exchange Agreement, the Senior Secured Note Purchase Agreement, the Registration Rights Agreement (as defined in the Senior Secured Note Indenture), the Holding Pledge Agreement (as defined in the Senior Secured Note Indenture), and the Escrow and Disbursement Agreement (as defined in the Senior Secured Note Indenture).

     "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization, cooperative, association or governmental branch, authority, agency or political subdivision thereof.

     "Plan" means any plan regulated under ERISA.

     "Preferred Stock" means the $.01 par value per share Senior
Cumulative Exchangeable Preferred Stock, Series A, of Mergerco or the Company, as the context may require.

     "Purchased Securities" has the meaning specified in the recitals of this Agreement.

     "Registrable Debt Securities" means the Exchange Notes, provided that as to any particular Exchange Note, once issued such securities shall cease to be Registrable Debt Securities, when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 or have become eligible for sale pursuant to paragraph (k) of Rule 144 or
(iii) they shall have ceased to be outstanding.

     "Registrable Equity Securities" means the Preferred Stock, the Warrants and the Warrant Stock, provided that as to any particular shares of Preferred Stock, Warrants or Warrant Stock, once issued such securities shall cease to be Registrable Equity Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 or have become eligible for sale pursuant to paragraph (k) of Rule 144 or
(iii) they shall have ceased to be outstanding.

     "Registrable Securities" means the Registrable Debt
Securities and the Registrable Equity Securities.

     "Registration Rights Agreement" means the Registration
Rights Agreement, dated as of December 24, 1990, as amended by the First Amendment thereto, dated as of March 29, 1994, among the Company, The Fund, CMIHI, WFC and CITEI.

     "Related Documents" means the Restated Certificate of
Incorporation, the Warrants, the Merger Agreement, the
Certificate of Merger and the Stockholders Agreement.

     "Restated Certificate of Incorporation" means (a) with respect to the Company, its amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on December 20, 1990 (amending and restating the certificate of incorporation of the Company filed on December 11,
1990), as amended by the amended and restated certificate of incorporation filed on April 19, 1994, as amended by the certificate of amendment filed on May 5, 1995, and (b) with respect to Mergerco, its restated certificate of incorporation in the form attached hereto as Exhibit B-3.

     "Restricted Securities" means (i) the Preferred Stock, (ii) the Exchange Notes, (iii) the Warrants, (iv) the Warrant Stock and (v) any securities issued with respect to the securities specified in the foregoing clauses (i), (ii), (iii) or (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any security referred to in the preceding sentence shall cease to be a Restricted Security when it has (a) been disposed of pursuant to an effective registration statement under the Securities Act, (b) become eligible for sale pursuant to paragraph (k) of Rule 144 or (c) otherwise been transferred and new certificates therefor not bearing the legend set forth in
Section 2.5 have been issued.

     "Senior Secured Note Indenture" means the Indenture, dated the Closing Date, between the Company and First Trust of New York, a national association, regarding the Senior Secured Notes, as such Indenture may be amended or otherwise modified from time to time.

     "Senior Secured Note Purchase Agreement" means the Purchase
Agreement, dated June 12, 1996, by and among the Company, Berry
Plastics Corporation, a Delaware corporation ("Berry") and
Donaldson, Lufkin & Jenrette Securities Corporation.

     "Senior Secured Notes" means the 12-1/2% senior secured notes in the aggregate principal amount of $105,000,000 issued by the Company pursuant to the Senior Secured Note Purchase
Agreement.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, among the Company, CVCA, International, the institutional investors named therein, certain members of management of the Company and CVCA and Northwestern as holders of Preferred Stock with respect to certain provisions thereof, as amended from time to time pursuant to its terms, in substantially the form of Exhibit G.

     "Stock Purchase Agreement" means the Stock Purchase and Recapitalization Agreement, dated as of the date hereof, among the Company, Mergerco, certain purchasers listed on Schedule I thereto and the Selling Shareholders named therein, as amended from time to time pursuant to its terms.

     "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

     "The Fund" means Atlantic Equity Partners, L.P., a Delaware limited partnership domiciled in the Cayman Islands.

     "'33 Act" or "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations issued in respect thereto.

     "'34 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations issued in respect thereto.

     "Units" has the meaning specified in the recitals of this Agreement.

     "Warrants" has the meaning specified in the recitals of this Agreement.

     "Warrant Stock" means all shares of Class B Common Stock issuable from time to time upon exercise of the Warrants.

     "WFC" means Whirlpool Financial Corporation, a Delaware corporation.

     Section 1.2. Additional Terms. The following terms shall have the meanings indicated or referred to in the following Sections of this Agreement:

                            Term                         Section

                          Agreement                     Preamble
                          Approval                      4.15(a)
                          Balance Sheet                 4.1.9
                          Blue Sky Laws                 4.1.4(c)
                          Capitalization Schedule       3.13
                          CERCLA definition of Environmental Law
                          Closing                       2.3
                          Closing Date                  2.3
                          Code                          1st Recital
                          Company                       Preamble
                          CVCA                          Preamble
                          Financial Statements          4.1.7(b)
                          Financing                     6.2.5(e)
                          GAAP                          4.1.7(b)
                          GMI                           3.1.6
                          Indemnified Seller            6C.1
                          Intellectual Property         4.1.17
                          Licenses                      4.1.16
                          Managing Underwriter          6B.1
                          Merger                        7th Recital
                          Mergerco                      Preamble
                          Northwestern                  Preamble
                          Public Offering               6B.1
                          Purchasers                    Preamble
                          Recapitalization              2nd Recital
                          Regulatory Problem            6.2.6(b)
                          Regulatory Violation          6.2.5(e)
                          SBA                           6.2.5(b)
                          SBA Compliance Documents      3.2.4
                          SBIC Holder                   6.2.5(a)
                          SBIC Regulations              6.2.5(e)
                          SEC Reports                   4.17(a)
                          Seller                        6A.1
                          Seller Notice                 6A.1
                          Selling Security holder       6B.2
                          Shelf Registration            6B.1

     Section 1.3. Construction. When used herein, the masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.


                            ARTICLE II
                    PURCHASE AND SALE TERMS

     Section 2.1. Purchase and Sale; Purchase Price. Subject to the terms of this Agreement, Mergerco agrees to authorize, issue and sell to the Purchasers, and the Purchasers severally agree to purchase from Mergerco, (i) an aggregate of 600,000 shares of Preferred
Stock and (ii) Warrants to purchase an aggregate of 9,372 shares of Class B Voting Common Stock and 29,728 shares of Class B Non-
Voting Common Stock (subject to adjustment).  Shares of the
Preferred Stock and the Warrants shall be issued and sold to the Purchasers in units (the "Units"), each Unit consisting of 1,000 shares of Preferred Stock and Warrants to purchase 15.62 shares of Class B Voting Common Stock and 49.5466666 shares of Class B
Non-Voting Common Stock. The purchase price for each Unit shall be $25,000, for an aggregate purchase price of $15,000,000 (the
"Purchase Price"), payable in immediately available funds at the Closing in the manner provided in Section 2.4. Each Purchaser will purchase the number of Units set forth opposite the name of such Purchaser on Schedule I hereto.

     Section 2.2. The Merger. Subject to the terms of this Agreement, the Company and Mergerco shall effect the Merger at the Closing in accordance with the terms of the Merger Agreement.
     Section 2.3. The Closing. The closing of the purchase and sale of the Units, the purchase and sale of the Common Stock, the exchange and cancellation of the Rollover Stock and the consummation of the Merger, shall take place at the offices of O'Sullivan, Graev
& Karabell, LLP, located at 30 Rockefeller Plaza, New York, New
York 10112 or at such other location as the Company and the Purchasers may designate (the "Closing"). The Closing shall occur on or before July 31, 1996, or such later date as the Company and the Purchasers may designate (the "Closing Date").
It is the intention of the parties hereto that the Closing Date shall occur simultaneously with the issuance of the Common Stock under the Stock Purchase Agreement and the Exchange Agreement, the issuance of the Units hereunder and the issuance of the Senior Secured Notes under the Senior Secured Note Purchase
Agreement.

     Section 2.4. Payment and Delivery. At the Closing, each Purchaser will deliver the portion of the Purchase Price set forth opposite such Purchaser's name on Schedule I hereto by wire or interbank transfer in immediately available funds to an account designated in writing by Mergerco prior to the Closing Date, against delivery by Mergerco to each of the Purchasers of (i) one or more
(as designated by such Purchaser) duly executed stock certificates evidencing the number of shares of Preferred Stock to be purchased by such Purchaser (as set forth on Schedule I hereto) and (ii) the duly executed warrant certificates, in such numbers as may be requested by each of the Purchasers, evidencing
Warrants to purchase the aggregate number of shares of Class B
Voting Common Stock and Class B Non-Voting Common Stock set forth opposite such Purchaser's name on Schedule I hereto, each such certificate to be dated the Closing Date and registered in the name of such Purchaser or its nominee.

     Section 2.5. Restrictive Legend. In addition to any legend required by the DGCL, each certificate evidencing the Preferred Stock and the Warrants issued at the Closing will bear, and each certificate representing a Restricted Security will bear, a legend in the following terms:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

Whenever any particular security ceases to be a Restricted
Security, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor, not bearing the above legend.

     Section 2.6. Use of Proceeds. The Company shall use the net cash proceeds received from the sale of the Common Stock of Mergerco, together with the net cash proceeds received from the sale of the Senior Secured Notes and the Units, solely for purposes of effecting the Merger, paying certain extraordinary bonuses awarded to several management employees (not to exceed $2,600,000 in the aggregate), funding the Merger Consideration to be paid to the Selling Shareholders and the other selling shareholders, funding the escrow account established under the Indemnification
Escrow Agreement, funding the Escrow Account under the Escrow and Disbursement Agreement (as defined in the Senior Secured Note
Indenture), making net payments to the holders of the Old Private
Warrants and the Old Public Warrants and paying the costs, expenses and fees incurred in connection therewith.


                         ARTICLE III
                     CLOSING CONDITIONS

     Section 3.1. Conditions of the Purchasers, the Company, and Mergerco. The obligation of each of the Purchasers to purchase, and the obligation of Mergerco to issue and sell, the Units, as applicable, and the obligation of the Company to effect the Merger on the Closing Date, shall be subject to satisfaction of the following conditions on or prior to such date (unless otherwise specified below):

     Section 3.1.1. Execution of This Agreement and All Related Documents. The Company, Mergerco, each of the Purchasers, the Selling Shareholders and all other requisite parties shall have duly authorized and executed copies of this Agreement, each Related Document, each Other Financing Document and each other agreement, document or instrument related hereto or thereto, to which any such Person is a party, required in connection with the consummation of the transactions contemplated hereby and thereby. This Agreement, each such Related Document, each such Other Financing Document and each other related agreement, document or instrument shall remain in full force and effect.

     Section 3.1.2. Issuance and Purchase of the Units, the Common Stock and the Senior Secured Notes. Mergerco shall have duly issued and delivered applicable certificates to each of the Purchasers representing the number of shares of Preferred Stock and Warrants purchased by each of the Purchasers as provided in Article II hereof; Mergerco shall have duly issued and delivered certificates to each of the Common Stock Purchasers representing the number of shares of Common Stock purchased by such Common
Stock Purchasers pursuant to the Stock Purchase Agreement; the
Purchasers shall have purchased and paid for such Preferred Stock and Warrants of Mergerco to be purchased by them pursuant to such
Article II; and each Common Stock Purchaser shall have purchased and paid for the Common Stock to be purchased by it pursuant to the Stock Purchase Agreement. The Company shall have duly issued and delivered certificates to each of the Rollover Shareholders evidencing the number of shares of Common Stock being issued to such Rollover Shareholder as provided in the Exchange Agreement, and each Rollover Shareholder shall have surrendered to the Company for cancellation certificates representing the Rollover
Stock being exchanged by such Rollover Shareholder pursuant to the terms thereto. The Company shall also have duly issued and delivered to the purchasers thereof (or a trustee or fiduciary for such purchasers) the Senior Secured Notes, and the Company shall have received not less than $105,000,000 in gross cash proceeds (of which approximately $34,500,000 will be deposited into the Escrow Account under the Escrow and Disbursement
Agreement (as defined in the Senior Secured Note Indenture)) from the issuance and sale of the Senior Secured Notes.

     Section 3.1.3. Merger Effective; Amended and Restated Certificate of Incorporation. On the Closing Date, the Merger shall be effective under Delaware law. Prior to the Merger and the effectiveness of the issuance and purchase of the Units and the Common Stock and the exchange of the Rollover Stock pursuant to the Exchange Agreement, the Restated Certificate of Incorporation of Mergerco, the Certificate of Amendment of the Company, the Certificate of Merger and the Amended and Restated Certificate of Incorporation of the Company shall have been filed with the Secretary of State of Delaware in accordance with Delaware law and be in effect, except for the Certificate of Merger and the Amended and Restated Certificate of Incorporation of the Company which shall be in effect as of the effectiveness of the Merger.
Immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby and under the Stock Purchase Agreement, the Company's capitalization shall be as set forth on Schedule III hereto (the "Capitalization
Schedule").

     Section 3.1.4. Merger Consideration. Upon the effectiveness of the Merger, the Company shall have paid the Selling Shareholders the Merger Consideration pursuant to the Stock Purchase Agreement.

     Section 3.1.5. No Litigation, etc. No litigation, arbitration, governmental investigation or proceeding shall, as of the Closing
Date, be pending or, to the knowledge of the Company, threatened, which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the other Related
Documents, the Other Financing Documents or any other material agreement related hereto or thereto.

     Section 3.1.6. Environmental Report. The Purchasers shall have received a copy of the environmental report from Geraghty &
Miller Inc. ("GMI") dated May, 1996, as supplemented by the letter to Chase Capital Partners by GMI, dated June 11, 1996 (the
"Environmental Report"), regarding the operations and real property assets of the Company and its Subsidiaries.

     Section 3.1.7.     Approvals, etc.  All Approvals set forth on Item
4.1.5 ("Consents and Approvals") of the Disclosure Schedule hereto shall have been obtained or otherwise satisfied, and all applicable waiting or appeal periods with respect thereto shall have passed, in each case to the satisfaction of each of the Purchasers.

     Section 3.1.8. Registration Rights Agreement, Institutional Stockholders Agreement and Management Stockholders' Agreement.
On the Closing Date,

          (a) the Registration Rights Agreement shall have been terminated by the parties thereto in accordance therewith;

          (b) the Institutional Stockholders Agreement shall have been terminated by the parties thereto in accordance therewith; and

          (c) the Management Stockholders' Agreement shall have been amended and restated, in form and substance satisfactory to the Company and the Purchasers, by the parties thereto.

     Section 3.1.9. Solvency and Fairness Opinions. At the Company's expense, the Company and the Purchasers shall have received a copy of (i) a solvency opinion addressed to the Company from Houlihan, Lokey, Howard & Zukin, Inc., dated the Closing Date, opining that, both before and after giving effect to the transactions contemplated hereby, by the Related Documents and by the Other Financing Documents, the Company was not and will not be insolvent; and (ii) a fairness opinion addressed to the Company from Patricof & Co. Capital Corp., dated the Closing
Date, opining, among other things, that the Merger Consideration paid to the Selling Shareholders for the Merger Stock is fair from a financial point of view. Each of the solvency opinion and the fairness opinion shall be in form, scope and substance satisfactory to the Company and the Purchasers.

     Section 3.1.10. All Proceedings to be Satisfactory. (a) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby, (b) the other Related Documents and the Other Financing Documents, and
(c) all documents incident thereto, shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     Section 3.1.11. Reasonable Satisfaction of Parties and Counsel. All instruments applicable to the issuance and sale of the Common
Stock, the Preferred Stock, the Warrants and the Senior Secured
Notes and the other transactions contemplated hereby shall be reasonably satisfactory to the parties hereto and their respective counsel.

     Section 3.2. Conditions of the Purchasers The obligations of each of the Purchasers to purchase the Units shall be further subject to the satisfaction of the following conditions on or prior to such date (unless otherwise specified below):

     Section 3.2.1. Representations and Warranties to be True and Correct; Certificate of Officer of the Company. The representations and warranties contained in Article IV, as well as the representations and warranties set forth in Section 5 of the Senior Secured Note Purchase Agreement and in Article IV of the Stock Purchase Agreement shall be true and correct in all material respects (except with respect to any such representation or warranty that contains an express materiality limitation, in which case such representation or warranty shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representations and warranties specifically apply to a prior date). The Company shall have delivered to each of the Purchasers a certificate of its chief executive or chief financial officer certifying that (i) the representations and warranties set forth herein and therein are in fact true and correct as stated above, (ii) the Company and Mergerco have performed or complied with all agreements and conditions contained herein which are required to be performed or complied with by them on or before the Closing Date, (iii) the Company, Berry or Mergerco, as the case may be, has performed or complied with all agreements and conditions contained in the Senior Secured Note Purchase Agreement, the Senior Secured Note Indenture and the Stock Purchase Agreement and (iv) each of the conditions set forth in Sections 3.1 and 3.2 has been satisfied.

     Section 3.2.2. Supporting Documents. On or prior to the Closing Date, the Purchasers and their counsel shall have received copies of the following supporting documents:

          (a) (i) copies of the Company's Restated Certificate of Incorporation, as amended by the Certificate of Amendment, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a certificate of said Secretary of State, dated as of a recent date, as to the due incorporation and good standing of the Company and its Subsidiaries and listing all documents of the Company on file with said Secretary of State, and (iii) a facsimile, telegram or telex from said Secretary as of the close of business on the business day preceding the Closing Date as to the continued good standing of the Company;

          (b) (i) copies of the Restated Certificate of Incorporation of Mergerco, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a certificate of said
     Secretary of State, dated as of a recent date, as to the due incorporation and good standing of Mergerco and listing all documents of Mergerco on file with said Secretary of State, and
     (iii) facsimile, a telegram or telex from said Secretary as of the close of business on the business day preceding the Closing
     Date as to the continued good standing of Mergerco;

          (c) a certificate of the Secretary of the Company, dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, each of the Related Documents and each of the Other Financing Documents, the issuance, sale and delivery of the Preferred Stock and Warrants to the Purchasers by Mergerco, the issuance, sale and delivery by the Company of the Senior Secured Notes, the Common Stock to the Rollover
     Shareholders in exchange for the Rollover Stock pursuant to the Exchange Agreement and the approval of the Merger, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereunder and thereunder; (iii) that the Company's Restated Certificate of Incorporation, as amended by the Certificate of Amendment, has not been amended (other than by the amendment and restatement of the Company's Restated Certificate of Incorporation by the Amended and Restated Certificate of Incorporation) since the date of the certificate delivered pursuant to clause (a)(ii) above; and (iv) the incumbency and specimen signature of each officer of the Company executing this Agreement, each of the Related Documents, each of the Other Financing Documents, the stock certificate or certificates representing the Common Stock, Preferred Stock, Warrants, the Senior Secured Notes and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (c);
     and

          (d) a certificate of the Secretary of Mergerco, dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the By-laws of Mergerco as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Mergerco authorizing the execution, delivery and performance of this Agreement, each of the Related Documents and each of the Other Financing Documents to which Mergerco is a party, the issuance, sale and delivery of the Common Stock, the Preferred Stock, the Warrants and the approval of the Merger, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereunder and thereunder; (iii) that the Restated Certificate of Incorporation of Mergerco has not been amended since the date of the certificate delivered pursuant to clause (b)(ii) above; and (iv) the incumbency and specimen signature of each officer of Mergerco executing this Agreement, each of the Related Documents to which it is a party, each of the Other Financing Documents to which it is a party, the stock certificate or certificates representing the Common Stock, the Preferred Stock, the Warrants and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of Mergerco as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (d); and

          (e) such additional supporting documents, instruments, certificates, opinions and other information with respect to the operations and affairs of the Company and Mergerco as the Purchasers or their counsel may reasonably request.

     All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

     Section 3.2.3. Legal Opinion from Counsel for the Company and Mergerco. On the Closing Date, each of the Purchasers shall have received the written opinion of O'Sullivan, Graev & Karabell, LLP, counsel for the Company and Mergerco, in form and substance satisfactory to each of the Purchasers and their counsel.

     Section 3.2.4. Delivery of SBA Forms. In the event that any Purchaser is a licensed Small Business Investment Company under the Small Business Investment Act of 1958, as amended, the Company shall have provided such Purchaser with all information necessary for such Purchaser to prepare the Size Status
Declaration on Form 480, the Assurance of Compliance for Nondiscrimination on Form 652 and the Portfolio Financing Report on Form 1031 (collectively, the "SBA Compliance Documents"), the Company shall have executed and delivered the Forms 480 and 652 to such Purchaser, as applicable, and all of the information set forth in the SBA Compliance Documents shall be true and correct in all respects.

     Section 3.2.5. Exchange of Rollover Stock. (a) Management Shareholders shall have, pursuant to the Exchange Agreement, exchanged or agreed in writing to exchange, not less than 111,016 shares of Management Rollover Stock.

     (b) CITEI shall have, pursuant to the Exchange Agreement, exchanged or agreed in writing to exchange, not less than 51,238 shares of CITEI Rollover Stock.

     Section 3.2.6. Senior Secured Notes. The terms of the Senior Secured Notes not otherwise set forth in the Preliminary Offering
Memorandum dated May 31, 1996, including the applicable interest rate on such notes, shall be satisfactory to each of the Purchasers.

     Section 3.3. Conditions of the Company and Mergerco. The obligations of (a) the Company to effect the Merger and
(b) Mergerco to sell Units shall be further subject to satisfaction of the following conditions on or prior to such date:

     Section 3.3.1. Representations and Warranties to be True and Correct. The representations and warranties contained in Article
V shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to a prior date).

     Section 3.4. Conditions of Northwestern. The obligations of Northwestern to purchase the Units shall be further subject to the satisfaction of the following conditions on or prior to the Closing Date (unless otherwise specified below):

     Section 3.4.1. Purchase Permitted By Applicable Law, etc. On the Closing Date, the purchase of Units by Northwestern shall
(i) be permitted by the laws and regulations of each jurisdiction to which Northwestern is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject Northwestern to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

     Section 3.4.2. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been requested for the Preferred Stock and Warrants.




                            ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of the Company. The Company represents and warrants to each of the Purchasers, as of the date hereof and the Closing Date (except to the extent any of the following representations or warranties specifically apply or relate to a prior date, in which event the Company represents and warrants such representations and warranties to be true and correct as of such prior date), as follows:

     Section 4.1.1. Corporate Existence. Each of the Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction set forth for such corporation on Item 4.1.1 ("Company and Existing Subsidiaries (Name, Jurisdiction of Incorporation") of the Disclosure Schedule hereto, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary, except where the failure to so qualify would not constitute a Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned.
Attached as Exhibit A hereto is a true and complete copy of the Company's By-laws, as in effect as of the Closing Date; and attached as Exhibit B-1 hereto is a true and complete copy of the Amended and Restated Certificate of Incorporation, as in effect and as on file with the Secretary of State of the State of Delaware as of the Closing Date after giving effect to the Merger.

     Section 4.1.2. Power and Authority. The Company has all requisite corporate power and authority, and has taken all required corporate and other action necessary, to execute, deliver and perform this Agreement, all Related Documents, all Other
Financing Documents to which the Company is a party, to issue the Senior Secured Notes, to issue and exchange the Common Stock for the Rollover Stock pursuant to the Exchange Agreement and to effect the Merger, each as herein and therein provided. None of the foregoing actions will (i) violate any provision of the Company's By-laws, Restated Certificate of Incorporation, as amended by the Certificate of Amendment, prior to the Merger or Amended and Restated Certificate of Incorporation following the Merger, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound, (iii) result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of its Subsidiaries, (iv) give any Person rights to terminate any contracts or agreements with the Company or any of its Subsidiaries or otherwise to exercise rights against the Company or any of its Subsidiaries or (v) violate any Approval or any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity applicable to or bearing upon the Company or any of its Subsidiaries or any of their respective assets or business, except, in the case of each of clauses (ii), (iii), (iv) and (v) above, for occurrences that would not in the aggregate constitute a Material Adverse Effect.

     Section 4.1.3. Enforceability, etc. Each of this Agreement, each of the Related Documents and each of the Other Financing Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     Section 4.1.4. Capitalization. Assuming that all transactions contemplated hereunder, under the Stock Purchase Agreement and the Exchange Agreement have been consummated (including the issuance and sale of the Common Stock, the Preferred Stock, the Warrants and the Senior Secured Notes, the exchange of the Rollover Stock and consummation of the Merger) as of the Closing
Date:

          (a) the Capitalization Schedule sets forth a true and complete statement of the capitalization of the Company and each of its Subsidiaries as of the Closing Date, including a list of all holders of Interests of or in the Company and its Subsidiaries
     (and the amount and type of such Interests);

          (b) except as set forth on the Capitalization Schedule, neither the Company nor any of its Subsidiaries has issued any Interests, nor are any Interests (or any rights to acquire or purchase any Interests) outstanding;

          (c) the Common Stock delivered to the Rollover Shareholders will have been duly authorized, validly issued, fully paid and will be non-assessable and will have been delivered to the Rollover Shareholders free and clear of any liens, encumbrances, preemptive rights, escrows, options, rights of first refusal or other agreements, arrangements, commitments, understandings or obligations, whether written or oral, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than (i) as set forth herein and in the Related Documents, and (ii) restrictions on transferability imposed generally under the '33 Act and under the securities laws of the several states and the rules and regulations issued in respect thereof (such state laws, rules and regulations, being, collectively, "Blue Sky Laws");

          (d) The 39,100 shares of Class B Common Stock issuable upon the exercise of the Warrants will have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued upon such exercise and payment of the exercise price thereof in accordance with the terms of the Warrants, will have been duly authorized, validly issued and will be fully paid and nonassessable and will be delivered to the holder(s) of the Warrants free and clear of any liens, encumbrances, pre-emptive rights, escrows, options, rights of first refusal or other agreements, arrangements, commitments, understandings or obligations, whether written or oral, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than (i) as set forth herein, and (ii) restrictions on transferability imposed generally under the '33
     Act and under Blue Sky Laws;

          (e) The Exchange Notes, if issued in accordance with this Agreement and the Exchange Indenture, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

     Except as set forth on Item 4.1.1 ("Company and Existing Subsidiaries (Name, Jurisdiction of Incorporation") of the Disclosure Schedule hereto, the Company has no Subsidiaries. The Company owns 100% of all issued and outstanding shares of capital stock of its Subsidiaries, and owns no capital stock, other securities or Interests, or rights or obligations to acquire the same, of any other Person.

     Section 4.1.5. Consents, Approvals and Non-Contravention. Except as set forth on Item 4.1.5 ("Consents and Approvals") of the Disclosure Schedule hereto, neither the execution, delivery and performance by the Company of this Agreement, any Related
Documents or any of the Other Financing Documents to which it is a party, nor the consummation of any transaction related hereto or thereto, nor the issuance, sale or delivery of the Common
Stock issued on exercise of the Warrants, the Preferred Stock or Warrants will:

          (a) require any consent, approval, license, permit, waiver or other authorization of, filing or taking of any other action with, or notice to, any Person, including any local, state or federal governmental agency, authority, branch or instrumentality (collectively, an "Approval"), except where the failure to obtain an Approval would not in the aggregate constitute a Material
     Adverse Effect; or

          (b) violate any of the Company's, or any of its Subsidiaries', Licenses, except where such violation would not in the aggregate constitute a Material Adverse Effect.

     Section 4.1.6. Pro Forma Balance Sheet. The pro forma balance sheet set forth on Item 4.1.6 ("Pro Forma Balance Sheet") of the
Disclosure Schedule hereto fairly presents in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of the date of the Balance Sheet, giving effect to the consummation of the transactions contemplated hereby and by the Related Documents and the Other Financing Documents as if such transactions had been consummated as of such date. Item 4.1.6 ("Pro Forma Balance
Sheet") of the Disclosure Schedule also sets forth a pro forma consolidating balance sheet of each of the Company and its Subsidiaries.

     Section 4.1.7. SEC Reports and Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 31, 1994, and has made available to the Purchasers (i) its Annual Reports on Form 10-K for the two fiscal years ended December 31, 1994, and December 31, 1995, (ii) all other reports, information and registration statements filed by the Company with the SEC since December 31, 1994 and (iii) all amendments and supplements to all such reports, information and registration statements filed by the Company with the SEC (collectively, the "SEC Reports"). The SEC Reports (1) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. True and complete copies of each SEC Report, including all exhibits thereto, have been made available to the Purchasers.

     (b) Except as set forth on Item 4.1.7 ("Financial Statements") of the Disclosure Schedule hereto, each of the consolidated financial statements (including, in each case, any related notes thereto) (the "Financial Statements") contained in the SEC Reports (i) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (ii) fairly presents the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-QA reports were or are subject to normal and recurring year-end adjustments.

     Section 4.1.8.    Material Adverse Change.  Except as set forth on Item
4.1.8 ("Material Adverse Change") of the Disclosure Schedule hereto, since the date of the last audited Financial Statement,
(i) there has been no material adverse change in the assets, liabilities or financial condition of the Company and its Subsidiaries from that reflected in such audited Financial
Statement, except for changes in the ordinary course of business individually or in the aggregate and (ii) there has been no event that would result in a Material Adverse Effect.

     Section 4.1.9. Events Subsequent to the Date of the Last Financial Statement. Since the date of the last audited Financial
Statements, except as contemplated by this Agreement or as set forth in the balance sheet included in the Company's Form 10-QA for the period ending March 31, 1996 (the "Balance Sheet") or
Item 4.1.9 ("Subsequent Events") of the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries has
(i) issued any stock, bond or other corporate security other than in connection with the exercise of options issued pursuant to the Company's 1991 Stock Option Plan, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under the Senior Bank
Agreement and in respect of the Senior Secured Notes and the Senior Subordinated Notes (as defined in the Stockholders
Agreement), current liabilities incurred and liabilities under, contracts entered into in the ordinary course of business,
(iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance
Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) except as contemplated pursuant to the Stock Purchase Agreement or the Exchange Agreement, declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock, (v) except in connection with the transactions contemplated by the Senior Secured Note Indenture, mortgaged, pledged or subjected to any lien or encumbrance any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim owed to the Company or any such Subsidiary except in the ordinary course of business, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any substantial loss of property or waived any right of substantial value other than in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company and its Subsidiaries taken as a whole, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or
(xii) entered into any commitment, obligation, understanding or other arrangement, contingent or otherwise, to effect, directly or indirectly, any of the foregoing.

     Section 4.1.10. Absence of Undisclosed Liabilities. Since the date of the last audited Financial Statement, neither the Company nor any of its Subsidiaries had any material loss contingency (as defined in Statement of Financial Accounting Standards No. 5), whether matured or unmatured, fixed or contingent, which is not fully reflected or provided for on the Balance Sheet or disclosed in a footnote thereto, except (i) obligations to perform under commitments or other obligations incurred in the ordinary course of business, (ii) tax and related liabilities which have been disclosed pursuant to Item 4.1.11 ("Taxes") of the Disclosure
Schedule hereto and (iii) other liabilities as set forth on Item
4.1.10 ("Liabilities") of the Disclosure Schedule hereto or in the SEC Reports filed prior to the date hereof or in the Offering
Memorandum.

     Section 4.1.11. Taxes. Except as set forth on Item 4.1.11 ("Taxes") of the Disclosure Schedule hereto, the Company has accurately completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed on behalf of the Company and each of its Subsidiaries with the Internal Revenue Service, the State of Delaware, any other states or governmental subdivisions and all foreign countries and has paid all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports. The Company knows of (i) no other federal, state, county, municipal or foreign taxes (or other liabilities in respect thereof) which are due and payable by the Company or any of its Subsidiaries which have not been so paid, (ii) no other material federal, state, county, municipal or foreign tax returns or reports which are required to be filed which have not been so filed, (iii) no other unpaid assessment for additional taxes or penalties for any fiscal period or any basis thereof and (iv) no material tax lien, whether imposed by any Federal, state, county, municipal or foreign taxing authority, outstanding against the assets or business of the Company or any of its Subsidiaries. The federal income tax returns of the Company and its Subsidiaries have been audited for the Company's 1991, 1992 and 1993 fiscal years and the state income tax returns of the Company and its Subsidiaries are currently being audited. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their respective employees for all periods in compliance with the tax, social security and any employment withholding provisions of applicable federal and state law, and proper and accurate federal and state returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes for the Company and its Subsidiaries, and the amounts shown thereon to be due and payable have been paid in full or provision therefor included on the books of the Company in accordance with and to the extent required by GAAP. The Company has not made any election under Section 341(f) of the Code.

     Section 4.1.12. Litigation. Except as set forth on Item 4.1.12 ("Litigation") of the Disclosure Schedule hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective assets or businesses or any of their respective directors or employees, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality which could have a Material Adverse Effect or which could materially adversely affect the transactions contemplated by this Agreement, the Related Documents and the Other Financing Documents.

     Section 4.1.13. Insurance. Except as set forth on Item 4.1.13 ("Insurance") of the Disclosure Schedule hereto, the Company holds valid policies in full force and effect covering all of the insurance required to be maintained by it pursuant to
Section 6.2.4(g) hereof.

     Section 4.1.14.   Conflicts of Interests.  Except as set forth on Item
4.1.14 ("Conflict of Interest") of the Disclosure Schedule hereto, neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective officers, employees, agents or any other Person acting on behalf of the Company or any such Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other Person who was, is, or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to constitute a Material Adverse Effect, or (iii) if not continued in the future, could reasonably be expected to constitute a Material Adverse
Effect.

     Section 4.1.15.   Other Relationships.  Except as set forth on Item
4.1.15 ("Other Relationships") of the Disclosure Schedule hereto, to the knowledge of the Company

          (a) the officers of the Company and its Subsidiaries have no interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently
     (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company or any of its Subsidiaries is now engaged,
     (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Company or any of its Subsidiaries, or (iii) has any direct or indirect interest in any asset or property used by the Company or any of its Subsidiaries or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Company or any of its Subsidiaries; and

          (b) no current or former stockholder, director, officer or employee of the Company or any of its Subsidiaries, nor any Affiliate of any such Person, is at present, or has, since
     January 1, 1995, been, directly or indirectly through his affiliation with any other Person, a party to any transaction
     (other than as an employee) with the Company or any of its Subsidiaries providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such person.

    Section 4.1.16. Licenses; Compliance with Laws, Other Agreements, etc. Except as set forth on Item 4.1.16 ("Licenses") of the Disclosure Schedule hereto, the Company and its Subsidiaries have all franchises, permits, licenses and other rights, including, without limitation, all Approvals (governmental and otherwise), which are necessary or required for the conduct of the business of the Company and its Subsidiaries as currently conducted and as contemplated to be conducted (pursuant to the Offering
Memorandum) (collectively, the "Licenses"), except where the failure to obtain such Licenses would not in the aggregate constitute a Material Adverse Effect. The Company knows of no basis upon which the renewal of any Licenses would be denied in the future. Each such License has been validly issued and is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any such License, except where such violations would not in the aggregate constitute a Material
Adverse Effect.

     Section 4.1.17. Intellectual Property Rights and Government Approvals. Except as set forth on Item 4.1.17(a) ("Intellectual Property Rights") of the Disclosure Schedule hereto, the Company and its Subsidiaries have all patents, trademarks, service marks, trade names, copyrights, rights or licenses to use the same, and any and all applications therefor (collectively, the "Intellectual Property"), necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted and as contemplated to be conducted, except where the failure to own or hold any Intellectual Property would not in the aggregate constitute a Material Adverse Effect. Except as set forth on
Item 4.1.17(a) of the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries has received any formal or informal notice of infringement or other complaint that any of their operations infringe any rights under any Intellectual Property or any other proprietary rights of any other Person, nor does the Company or any of its Subsidiaries have any reason to believe that there has been any such infringement that would constitute a Material Adverse Effect. Except as set forth on
Item 4.1.17(b) ("Royalties and Other Fees") of the Disclosure Schedule hereto, no royalties, honorariums or fees are or will be payable by the Company or any of its Subsidiaries to any other Person by reason of the ownership or use by any of them of any Intellectual Property.

     Section 4.1.18. Investment Company Act. The Company is not, and immediately after any Closing will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     Section 4.1.19. Brokers, etc. Except as set forth on Item 4.1.19 ("Brokers") of the Disclosure Schedule hereto, the Company has not dealt with, nor is the Company obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with the offer or sale of the Common
Stock, Preferred Stock, the Warrants or Senior Secured Notes or any of the transactions contemplated by this Agreement, any Related Document or any Other Financing Document.

     Section 4.1.20. Private Sale. Except for the issuance of the Senior Secured Notes (with respect to which the Company intends to file the Exchange Offer Registration Statement (as defined in the
Offering Memorandum)), in connection with the Recapitalization, the Company has not, either directly or through any agent, offered any Common Stock, Warrants, Preferred Stock, Senior
Secured Notes or any other securities to, or solicited any offers to acquire any Common Stock, Warrants, Preferred Stock, Senior
Secured Notes or any other Interests or securities from, or otherwise approached, negotiated or communicated in respect of any Common Stock, Warrants, Preferred Stock, Senior Secured Notes or any other Interests or securities with, any Person in such a manner as to require that the offer or sale of any such securities be registered pursuant to the '33 Act or any Blue Sky
Laws.

     Section 4.1.21. Disclosure. Neither this Agreement, nor any Related Document, any Other Financing Document, the Offering Memorandum for the Senior Secured Notes, nor any of the exhibits, schedules or attachments hereto or thereto contain any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading; provided, however, that with respect to any of the financial projections included therein the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions.

     Section 4.1.22.   Contracts and Commitments.

          (a) Except as expressly contemplated by this Agreement or as set forth in the SEC Reports filed prior to the date hereof or on Item 4.1.22 ("Contracts and Commitments") of the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries is a party to any written or oral:

            (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

            (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 per annum or contract relating to loans to officers, directors or Affiliates;

            (iii) contract under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

            (iv) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company or any of its Subsidiaries;

            (v) guarantee of any obligation of any Person (other than the Company or a Subsidiary) involving more than $100,000;

            (vi) lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

            (vii) lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries, except for any lease under which the aggregate annual rental payments do not exceed $100,000;

            (viii) contract or group of related contracts with the same party or group of Affiliated parties the performance of which involves a consideration in excess of $100,000;

            (ix) assignment or license agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

            (x) warranty agreement with respect to its services rendered or its products sold or leased;

            (xi) agreement under which it has granted any Person any registration rights or similar rights (including piggyback rights) or co-sale or similar rights in respect of any securities of the Company or any of its Subsidiaries;

            (xii) sales, distribution or franchise agreement involving more than $100,000 per annum;

            (xiii) agreement with a term of more than six months involving more than $100,000 per annum which is not terminable by the Company or any Subsidiary upon less than 30 days' notice without penalty;

            (xiv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

            (xv) contract, agreement or other arrangement (including, without limitation, any stockholders or voting agreement, voting trust or similar arrangement with respect to any securities of the Company or any of its Subsidiaries) with any officer, director, employee, holder of securities or Affiliate, or any Affiliate of any officer, director, employee or holder of such securities; or

            (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

          (b) Except as set forth on Item 4.1.22 ("Contracts and Commitments") of the Disclosure Schedule hereto, all of the contracts, agreements and instruments set forth on such Disclosure Schedule are valid, binding and enforceable against the Company or one or more of its Subsidiaries, as the case may be, in accordance with their respective terms, all obligations required to be performed by the Company or any such Subsidiary, as the case may be, under such contracts, agreements and instruments have been so performed, and neither the Company nor any such Subsidiary is in default under or in breach of, nor in receipt of any claim of default or breach under, any such contract, agreement or instrument to which it is subject, except where the failure to perform such obligations or such defaults or breaches would not in the aggregate constitute a Material Adverse Effect. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such contract, agreement or instrument, except where such defaults, breaches or events of noncompliance would not in the aggregate constitute a Material Adverse Effect; the Company has no present expectation or intention that either it or any of its Subsidiaries, as the case may be, will not fully perform all such obligations; the Company has no knowledge of any breach or anticipated breach by the other parties to any such contract or commitment; and neither the Company nor any of its Subsidiaries is a party to any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

     Section 4.1.23. Customers and Suppliers. Set forth on Item 4.1.23 ("Customers and Suppliers") of the Disclosure Schedule hereto is a list of the ten largest customers of the Company and its Subsidiaries for each of the two most recent fiscal years, and set forth opposite the name of each such customer is the percentage of consolidated net sales attributable to such customer. Such Disclosure Schedule also lists any additional current customers which the Company anticipates may be among the ten largest customers for the current fiscal year. Since the date of the Balance Sheet, no material supplier of the Company or any of its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any such Subsidiary, and, except as set forth on Item 4.1.23 of the Disclosure Schedule, no customer listed on the aforementioned Disclosure Schedule has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any such Subsidiary.

     Section 4.1.24.   Employee Matters and Benefits.

     (a) General. Except as set forth in the SEC Reports filed prior to the date hereof or on Item 4.1.24 ("Employee Benefit Plans") of the Disclosure Schedule hereto, neither the Company nor any of its Subsidiaries is a party to, participates in or has any liability (contingent or otherwise) with respect to:

            (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in sections 3(1) and 3(2) of ERISA), other than a "multiemployer plan" (as defined in section 3(37) of ERISA);

            (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

          (iii)     any contract for the employment of any
          officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 per annum.

     (b) Plan Documents and Reports. A true and correct copy of each of the plans, arrangements, and agreements listed on
Item 4.1.24 ("Employee Benefit Plans") of the Disclosure Schedule hereto (referred to hereinafter as "Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been made available to the Purchasers. In the case of any Employee Benefit Plan which is not in written form, an accurate description of such Employee Benefit Plan as in effect on the date hereof has been made available to the Purchasers. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been made available to the Purchasers, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports so made available.

     (c) Compliance with Laws; Liabilities. Except as set forth in Item 4.1.24 ("Employee Benefit Plans") of the Disclosure Schedule hereto and except for cases that would not in the aggregate constitute a Material Adverse Effect (it being understood that for the purposes of this Section 4.1.24 only, Material Adverse Effect shall not exclude any unfunded liabilities under any Employee Benefit Plans), as to all Employee Benefit Plans:

            (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could reasonably be expected to cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

            (ii) All Employee Benefit Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and, to the knowledge of the Company, no event has occurred which will or could reasonably be expected to give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

          (iii)     None of the assets of any Employee Benefit
          Plan that is qualified under Sections 401(a) and 501(a) of the Code is invested in employer securities or employer real property.

            (iv)      There have been no "prohibited
            transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and neither the Company nor any Subsidiary has engaged in any prohibited transaction.

            (v) There have been no acts or omissions which have given rise to or could reasonably be expected to give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company or any Subsidiary may be liable.

            (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

          (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened involving any Employee Benefit Plan or the assets thereof and, to the knowledge of the Company, no facts exist which could reasonably be expected to give rise to any such actions, suits or claims (other than routine claims for benefits).

          (viii)    No Employee Benefit Plan is subject to Title
          IV of ERISA.

            (ix)      Each Employee Benefit Plan which
            constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the
            Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance with applicable law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

            (x) Neither the Company nor any Subsidiary has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

            (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Company and such obligations include a pro rata amount of the contributions and the Pension Benefit Guaranty Corporation premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

          (xii) There has been no act or omission that would impair the ability of the Company and its Subsidiaries
          (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.

     (d)  Multiemployer Plans.  Neither the Company nor any
Subsidiary contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan.

     Section 4.1.25.   Environmental Matters.  Except as disclosed on
Item 4.1.25 ("Environmental Matters") of the Disclosure Schedule hereto and the Environmental Report and except for cases that would not in the aggregate constitute a Material Adverse Effect:

          (a) the business, operations and facilities (whether owned or leased) of the Company and its Subsidiaries, and all existing uses of and activities on or at any of the properties or facilities (whether owned or leased) of the Company and its Subsidiaries, are, to the Company's knowledge, in material compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law; provided, however, that, with respect to any property or facility which is leased by the Company or any of its Subsidiaries, if the lessor of such leased property or facility has leased a portion thereof to a Person other than the Company or any of its Subsidiaries, the Company makes no representation or warranty under this clause (a) as to such other Person or other leased portion;

          (b) the Company and its Subsidiaries are in possession of all Environmental Permits necessary or desirable for the conduct or operation of its business (or any part thereof), and are in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits;

          (c) to the Company's knowledge, there is no, and the Company and its Subsidiaries have not used or stored any, Hazardous
     Material in, on, or at any of the properties or facilities now owned or leased by the Company or its Subsidiaries except for inventories of substances which are used or are to be used in the ordinary course of business (which inventories have been stored, used and disposed of in accordance with all applicable
     Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws");

          (d) the Company and its Subsidiaries have not received any notice, whether formal or informal, from any Governmental Authority or any other Person that any past or present aspect of the business, operations or facilities (whether owned or leased) of the Company or its Subsidiaries is in violation of any Environmental Law or Environmental Permit, or that the Company or its Subsidiaries is responsible or liable (or potentially responsible or liable) for the investigation, cleanup or remediation of any Hazardous Materials at any location;

          (e) the Company and its Subsidiaries have not at any time deposited or incorporated any Hazardous Material into, on, beneath, or adjacent to any property except in compliance in all material respects with all applicable Environmental Laws and in a manner which does not create any liability under Environmental Law;

          (f) the Company and its Subsidiaries are not the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law;

          (g) the Company and its Subsidiaries timely filed all reports and notifications required to be filed with respect to all of their operations, properties and facilities (whether owned or leased) and have generated and maintained all required records and data under all applicable Environmental Laws;

          (h) neither the Company, its Subsidiaries nor, to the knowledge of the Company, any predecessor thereof has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list; and

          (i) no condition exists or, to the knowledge of the Company, existed in the past, or event has occurred, with respect to any property that is currently or was at any time owned or leased by the Company or its Subsidiaries, or, to the knowledge of the Company, any predecessor to the Company or its Subsidiaries that is likely, with or without notice, passage of time or both, to give rise to any present or future liability of the Company or its Subsidiaries pursuant to any Environmental Law.

     Section 4.1.26. Small Business Concern. To the best of its knowledge, the Company is a "Small Concern" as defined in Section
107.3 of Title 13 of the Code of Federal Regulations. When executed and delivered by the Company at the Closing, the Size Status Declaration on SBA Form 480 and Assurance of Compliance on SBA Form 652, and the information relating to the Company set forth in Part A of the Portfolio Financing Report on SBA Form 1031, shall be true and correct to the best of the Company's knowledge.

     Section 4.1.27. Title to Properties. Except as disclosed in the SEC Reports filed prior to the date hereof or on Item 4.1.27 ("Title to Properties") of the Disclosure Schedule hereto, the Company and its Subsidiaries have, and on the Closing Date will have, good (and, with respect to real property, marketable) title to, and are, and on the Closing Date will be, the lawful owner of,
(a) all of the tangible and intangible assets, properties and rights used in connection with the business of the Company and its Subsidiaries (except for those assets, properties and rights that the Company leases or otherwise has the right to use or as to which the failure to own or possess title would not reasonably be expected to have a Material Adverse Effect) and (b) all of the tangible and intangible assets, properties and rights reflected as owned by the Company and its Subsidiaries in the Financial
Statements or the SEC Reports filed prior to the date hereof or
Item 4.1.28 ("Assets") of the Disclosure Schedule hereto or Item
4.1.29 ("Real Property") of the Disclosure Schedule hereto (other than assets leased under the leases set forth in Item 4.1.28
("Assets") of the Disclosure Schedule hereto or Item 4.1.29
("Real Property") of the Disclosure Schedule hereto and assets disposed of in the ordinary course of business since the date of such Financial Statements or the most recently filed SEC Report).

     Section 4.1.28. Condition and Sufficiency of Assets. Except as disclosed on Item 4.1.28 ("Assets") of the Disclosure Schedule hereto, all of the tangible assets and properties of the Company and its Subsidiaries, whether real or personal, owned or leased, are in generally good operating condition and repair (with the exception of normal wear and tear), and are free from defects
(other than such minor defects as do not either interfere with the intended use thereof in the conduct of normal operations), except where the failure to conform to such condition would not in the aggregate constitute a Material Adverse Effect.
Immediately after the Closing Date, the Company and its Subsidiaries shall own or have the right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their business as presently conducted, except where the failure to have a right to use or own any thereof would not have a Material Adverse Effect.

     Section 4.1.29. Real Property. Item 4.1.29 ("Real Property") of the Disclosure Schedule hereto contains an accurate and complete list, as of the date of this Agreement, of all fee interests in real property and buildings and structures of the Company and its Subsidiaries. The Company and its Subsidiaries have good and indefeasible title in fee simple to all of the real property and buildings specified as owned by them in such Item 4.1.29 ("Real
Property") of the Disclosure Schedule hereto, and have such title in all such listed real property and buildings as is required for the conduct of the business of the Company and its Subsidiaries, as presently conducted, in each case free and clear of all encumbrances, except:

     (A) Liens for taxes, easements or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings and are not material to the Company or its Subsidiaries; and

     (B) such imperfections of title, if any, as do not individually or in the aggregate materially detract from the value or marketability of such real property as presently used or materially interfere with such real property's present, or to the knowledge of the Company, proposed use, or that in the aggregate would have a Material Adverse Effect.

Except as set forth in Item 4.1.29 ("Real Property") of the Disclosure Schedule hereto, all of the buildings and structures to the extent owned by the Company or its Subsidiaries are in good operating condition and repair, suitable for the purposes for which they are being used and each has adequate rights of ingress and egress for the operation of the business of the Company and its Subsidiaries in the ordinary course of business. To the Company's knowledge, no building or structure to the extent owned by the Company or its Subsidiaries, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenants or any provisions of any federal, state, local or foreign law, ordinance or zoning regulation, or encroaches on any property owned by others, except to the extent any such violation or encroachment would not (i) materially interfere with the use or adversely affect the value of such building, structure or appurtenance or
(ii) have a Material Adverse Effect. No condemnation proceeding is pending or, to the knowledge of the Company, threatened with respect to any of the real property listed in Item 4.1.29 ("Real Property") of the Disclosure Schedule hereto nor to the knowledge of the Company, is any change in any of the foregoing laws, ordinances or regulations pending or threatened, which proceeding or change could reasonably be expected to materially interfere with the use or materially adversely affect the value of any of the real property listed in Item 4.1.29 ("Real Property") of the Disclosure Schedule hereto.

     Section 4.2. Representations and Warranties of Mergerco. Mergerco represents and warrants to each of the Purchasers, as of the Closing Date, as follows:

     Section 4.2.1. Corporate Existence. Mergerco is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction set forth for such corporation, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary, except where the failure to so qualify would not constitute a Material Adverse
Effect. Mergerco has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned. The copies of the Certificate of Incorporation and By-
Laws of Mergerco have previously been made available to the Purchasers, and such copies are true and correct.

     Section 4.2.2. Power and Authority. Mergerco has all requisite corporate power and authority, and has taken all required corporate and other action necessary, to execute, deliver and perform this Agreement, all Related Documents and all Other
Financing Documents to which it is a party, and to issue and sell the Common Stock, the Preferred Stock and the Warrants as provided herein and therein. None of the foregoing actions will
(i) violate any provision of Mergerco's By-laws or Restated
Certificate of Incorporation, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which Mergerco is a party or by which it is bound,
(iii) result in the creation or imposition of any lien, claim or encumbrance on any asset of Mergerco, (iv) give any Person rights to terminate any contracts or agreements with Mergerco or otherwise to exercise rights against Mergerco or (v) violate any Approval or any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity applicable to or bearing upon Mergerco or its assets or business; except in the case of each of the clauses
(ii), (iii), (iv) and (v) above, for occurrences that would not in the aggregate constitute a Material Adverse Effect.

     Section 4.2.3. Enforceability, etc. Each of this Agreement, each of the Related Documents and each of the Other Financing Documents to which it is a party has been duly executed and delivered by Mergerco and constitutes the legal, valid and binding obligation of Mergerco enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     Section 4.2.4. Consents, Approvals and Non-Contravention. Neither the execution, delivery and performance by Mergerco of this Agreement, any Related Documents or any of the Other Financing
Documents to which it is a party, nor the consummation by Mergerco of any transaction related hereto or thereto, nor the issuance, sale or delivery of the Common Stock, the Preferred
Stock or Warrants will:

          (a) require any Approval, except where the failure to obtain an Approval would not in the aggregate constitute a Material Adverse Effect;

          (b) violate any contract, agreement, instrument or other arrangement to which Mergerco is a party or by which it is bound, except where such violation would not in the aggregate constitute a Material Adverse Effect;

          (c) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon Mergerco, or any of its assets or business, except where such violation would not in the aggregate constitute a Material
     Adverse Effect; or

          (d) violate any of Mergerco's Licenses, except where such violation would not in the aggregate constitute a Material
     Adverse Effect.

     Section 4.2.5. No Activities. Mergerco has not carried on any trade or business activities and has not acquired any assets or rights or incurred any indebtedness, commitments or other liabilities
(contingent or otherwise) except those pursuant to this Agreement, any Related Documents or Other Financing Documents to which it is a party.

     Section 4.2.6. Capitalization. Schedule IV hereto sets forth a true and complete statement of the capitalization of Mergerco immediately prior to the Merger and after giving effect to the issuance and sale by Mergerco of the Common Stock, Preferred
Stock and Warrants. Except as set forth on said Schedule IV, Mergerco has not issued any Interests, nor are any Interests (or any rights to acquire or purchase any Interests) outstanding.
The Common Stock, Preferred Stock and Warrants to be delivered to the Purchasers and Common Stock Purchasers, as applicable, by Mergerco will be delivered in accordance with the terms hereof and the Stock Purchase Agreement, and upon such delivery, will be duly authorized, validly issued, fully paid and non-assessable and will be delivered to the Purchasers and Common Stock
Purchasers, as applicable, free and clear of any liens, encumbrances, preemptive rights, escrows, options, rights of first refusal or other agreements, arrangements, commitments, understandings or obligations, whether written or oral, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than (a) as set forth herein and in the Related Documents, and (b) restrictions on transferability imposed generally under the '33 Act and under the Blue Sky Laws.
The issuance and delivery of the Common Stock, Preferred Stock and Warrants to the Purchasers and Common Stock Purchasers, as applicable, are exempt from the registration requirements of the '33 Act and the Blue Sky Laws or have been qualified as may be necessary.


                           ARTICLE V
                     REPRESENTATIONS AND
                 WARRANTIES OF THE PURCHASERS

     Section 5.1. Representations and Warranties of the Purchaser. Each of the Purchasers, severally, but not jointly, represents and warrants to the Company, as of the date hereof and the Closing Date, as follows:

     Section 5.1.1. Power and Authority. Such Purchaser has full power and authority and has taken all required corporate action necessary to permit it to execute and deliver this Agreement and any Related Documents, Other Financing Documents and other documents or instruments related hereto or thereto that such Purchaser is a party to, and to carry out the terms hereof and thereof. None of the foregoing actions will (i) violate any provision of such Purchaser's by-laws, charter or other similar corporate documents, if applicable, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which such Purchaser is a party or by which it is bound or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon such Purchaser or any of its assets or business, except for any such occurrences that would not constitute a Material Adverse
Effect.

     Section 5.1.2. Enforceability, etc. This Agreement and each of the Related Documents to which such Purchaser is a party has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     Section 5.1.3. Purchase for Investment. Such Purchaser is purchasing the Purchased Securities for its own account and with no intention of distributing or reselling said Purchased Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state thereof.

     Section 5.1.4. Financial Matters. Such Purchaser represents and warrants to the Company that it understands that the purchase of the Purchased Securities involves substantial risk and that such Purchaser's financial condition and investments are such that it is in a financial position to hold the Units and any Common Stock issued upon exercise of the Warrants for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment in the Units and any Common Stock issued upon exercise of the Warrants. Such Purchaser represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, and that such Purchaser is a sophisticated investor, capable of evaluating the merits and risks of investing in the Company.

     Section 5.1.5. Adequate Access to Personnel and Materials. During the negotiation of the transactions contemplated herein, such Purchaser and its representatives have been afforded access to the Company's financial statements and records, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

     Section 5.1.6. Brokers, etc. Such Purchaser has not dealt with any broker, finder or other similar Person in connection with the offer or sale of the Purchased Securities or any of the transactions contemplated by this Agreement as a result of which the Company would be obligated to pay any fee or commission.


                        ARTICLE 6
                        COVENANTS

     Section 6.1. Pre-Closing Date Covenants of the Company. The Company covenants and agrees that, at all times prior to the Closing Date, it shall perform, observe and comply with the covenants set forth in this Section 6.1.

     Section 6.1.1. Access and Investigation. Upon reasonable notice, and provided each Purchaser and its advisors (collectively, "Purchaser's Advisors") shall maintain the confidentiality of all information to which they have access, the Company will, and will cause each of its Subsidiaries to, (a) afford each Purchaser and the Purchaser's Advisors full and free access, during normal business hours without disruption to the normal day-to-day operation of the business, to the personnel, properties
(including subsurface testing), contracts, books and records and other documents and data of the Company and its Subsidiaries, (b) furnish each Purchaser and the Purchaser's Advisors with copies of all such contracts, books and records and other existing documents and data as such Purchaser may reasonably request, and
(c) furnish each Purchaser and the Purchaser's Advisors with such additional financial, operating and other data and information as such Purchaser may reasonably request.

     Section 6.1.2.    Operation of the Businesses of the Company and its
Subsidiaries.   The Company will, and will cause each of its
Subsidiaries to, (a) conduct their respective businesses only in the ordinary course of business, (b) use all commercially reasonable efforts to preserve intact the current business organization of the Company and its Subsidiaries, keep available the services of the current officers, employees and agents of the Company and each of its Subsidiaries, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company and its Subsidiaries, (c) confer with the Purchasers concerning operational matters of a material nature, (d) otherwise operate and conduct the businesses of the Company and its Subsidiaries in a manner so as not to cause any of the Company's representations or warranties set forth in Section 4.1 to be false or incorrect in any material respect on the Closing
Date, and (e) upon reasonable request, otherwise report periodically to the Purchasers concerning the status of the business, operations and finances of the Company and its Subsidiary.

     Section 6.1.3. Negative Covenant. Except as otherwise expressly permitted by this Agreement, the Company will not, and will cause each of its Subsidiaries not to, without the prior consent of each of the Purchasers take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
4.1.9 could reasonably be expected to occur.

     Section 6.1.4. Required Approvals. As promptly as practicable after the date of this Agreement, the Company will make all filings required to be made by it in order to consummate the transactions contemplated hereby and by the Related Documents and Other
Financing Documents (including all filings under the HSR Act).
The Company will (a) cooperate with the Purchasers with respect to all filings that the Purchasers elect to make or is required to make in connection with the transactions contemplated hereby and by the Related Documents and Other Financing Documents, and
(b) cooperate with the Purchasers in obtaining all consents identified on Schedule V hereof.

     Section 6.1.5. Notification. The Company will promptly notify the Purchasers in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. The Company will promptly notify the Purchasers of the occurrence of any breach of any covenant of the Company in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Article III impossible or unlikely.

     Section 6.1.6. No Solicitation. Until such time, if any, as this Agreement is terminated pursuant to Section 7.1, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, any Person (other than the Purchasers) relating to any transaction involving, directly or indirectly, the sale of the business or assets (other than in the ordinary course of business) of the Company or any of its Subsidiaries, or any of the capital stock of any the Company or any of its Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Company or any of its Subsidiaries
(collectively, a "Competing Offer"). Promptly, but in any event within one business day of receiving any Competing Offer, the Company shall notify the Purchasers of the Competing Offer, together with all relevant information as to the Person or Persons making such Competing Offer and the proposed terms thereof. Notwithstanding anything to the contrary contained in this Section, nothing shall prevent or restrict the Company (or the Board of Directors of the Company) from fulfilling its (or their) fiduciary responsibilities with respect to a Competing
Offer; provided, however, that, in the event the Company or the Selling Shareholders receive an unsolicited Competing Offer which it (or they) decide to accept, the Company agrees that it will not permit such Competing Offer to be consummated until and unless adequate provision has been made with respect to compliance with the payment and reimbursement obligations set forth in Section 7.1(a)(v) below.

     Section 6.1.7. Best Efforts. The Company will use all commercially reasonable best efforts to cause the conditions in Article III to be satisfied.

     Section 6.2. Post-Closing Date Covenants of the Company. The Company covenants and agrees that, at all times from the Closing
Date until the Preferred Stock, Warrants and Common Stock issued upon exercise of the Warrants cease to constitute Restricted
Securities, it shall perform, observe and comply with the covenants set forth in this Section 6.2.

     Section 6.2.1. Use of Proceeds. The Company shall use the proceeds of the sale of the Common Stock, Preferred Stock, Warrants and Senior Secured Notes only for the purposes described in Section
2.6 hereof.

     Section 6.2.2. Inspection of Property. Provided such Persons having access shall maintain the confidentiality of the information to which they have access, the Company shall permit any representatives designated by the Purchasers upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries,
(ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers, key employees and independent accountants of the Company and its Subsidiaries.

     Section 6.2.3. Compliance with Agreements. The Company shall perform, observe and comply, in all material respects, with all agreements, covenants and other obligations set forth herein, in the Related Documents, the Other Financing Documents, the Amended and Restated Certificate of Incorporation, By-laws and each other agreement, document or instrument related thereto by which the Company is bound.

     Section 6.2.4. Affirmative Covenants. The Company shall, and shall cause each Subsidiary to:

     (a) use all commercially reasonable efforts to cause to be done all things necessary to maintain, preserve and renew its corporate existence, all material Licenses, Approvals, authorizations and permits necessary to the conduct of its business, except where the failure to do so will not have a Material Adverse Effect;

     (b) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary repairs, renewals and replacements, so that its businesses may be properly conducted at all times;

     (c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

     (d) comply with all other material obligations which it incurs pursuant to any contract or agreement as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

     (e) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole;

     (f) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied; and

     (g) maintain in full force and effect a policy or policies of standard comprehensive general liability insurance underwritten by a U.S. insurance company insuring its properties and business against such losses and risks, and in such amounts, as are adequate for its business and as are customarily carried by entities of similar size engaged in the same or similar business (such policies shall include property loss insurance policies, with extended coverage, sufficient in amount to allow the replacement of any of its tangible properties which might be damaged or destroyed by the risks or perils normally covered by such policies).

     Section 6.2.5.    SBIC Regulatory Provisions.

          (a) The Company shall notify each Holder which is a SBIC (a "SBIC Holder") as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          (b) Within 75 days after the Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of Common Stock under the Stock Purchase Agreement and the Units hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC
     Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds to the extent required pursuant to SBIC Regulations.

          (c) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Preferred Stock or Warrants and any Common Stock issued upon exercise of the Warrants (whether under this Agreement, the Restated Certificate of Incorporation prior to the Merger, the Amended and Restated Certificate of Incorporation following the Merger or otherwise), each SBIC
     Holder shall, subject to the provisions of the Senior Note
     Indenture, have the right after making all commercially reasonable efforts to transfer its Preferred Stock, Warrants and any Common Stock issued upon exercise of the Warrants to any other transferee, to demand the immediate repurchase of all of the outstanding Warrants and shares of Preferred Stock and any Common Stock issued upon exercise of the Warrants owned by such SBIC Holder at a price per share equal to the purchase price paid for such Warrants and shares of Common Stock and/or Preferred
     Stock hereunder or under the Warrant, as the case may be, plus all accrued but unpaid dividends (whether or not declared) thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such securities by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 45 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the securities or to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

          (d) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the revenues and profits of the business and on taxes paid by the business and its employees.

          (e) For purposes of this Agreement, "Regulatory Violation" means, with respect to any SBIC Holder providing Financing under this Agreement, a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations as in effect on the date hereof) if such change occurs within one year after the Closing Date hereunder and either (x) the Company shall not have obtained the prior written consent of such SBIC Holder to such change or (y) such SBIC Holder shall have requested the SBA's approval of such SBIC Holder's retention of its investment in the Company (as contemplated by Section 107.760(b) of the SBIC Regulations) and the SBA shall have denied such request. "SBIC Regulations" means the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended. "Financing" shall have the meaning set forth in the SBIC Regulations.

     Section 6.2.6.    Regulatory Compliance Cooperation.

          (a) In the event that any SBIC Holder determines that it has a Regulatory Problem (as defined below), to the extent reasonably necessary, such SBIC Holder shall have the right to transfer its Warrants, Common Stock issued upon exercise of the Warrants and/or Preferred Stock to any (x) Affiliate or (y) to the extent an Event of Non-Compliance has not occurred and is not then continuing, with the consent of the Company (which consent shall not be unreasonably delayed or withheld), an unaffiliated third party without regard to any restrictions on transfer set forth in this Agreement or the Related Documents other than federal and state securities law restrictions (provided that the transferee agrees to acquire and assume the rights and obligations of such SBIC Holder under this Agreement), and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (i) effectuate and facilitate such transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to such Person, (ii) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of voting Common Stock then held by it on a share-for-share basis for shares of a class of nonvoting Common Stock of the Company, which nonvoting Common Stock shall be identical in all respects to such voting Common Stock, except that such non-voting Common Stock shall be nonvoting and shall be convertible into voting Common Stock on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (iii) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the SBIC's ownership of voting securities and/or provided for in the Stockholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are reasonably requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder to exercise any voting power which is relinquished by such SBIC Holder, and
     (iv) amend this Agreement, the Amended and Restated Certificate of Incorporation, and any other related documents, agreements or instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions.

          (b) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC
     Holder reasonably believes in good faith that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued by the Company.

     Section 6.2.7. Further Assurances. The Company will use its commercially reasonable efforts to cure promptly any defects in the creation and issuance of the Preferred Stock, Warrants and Common Stock issued upon exercise of Warrants, and in the execution and delivery of this Agreement. The Company, at its expense, will promptly execute and deliver to the Purchasers upon reasonable request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be reasonably necessary or appropriate in connection therewith.

     Section 6.2.8. Reservation and Authorization of Common Stock. (a) The Company shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding
Warrants.

          (b) Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit (as defined in the Warrants) or which would cause an adjustment reducing the Current Warrant Price (as defined in the Warrants) per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which is necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock free and clear of any liens upon the exercise of all the Warrants immediately after the taking of such action.

          (c) The Company will list on each national securities exchange (including NASDAQ) on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

     Section 6.2.9 Financial Statements; Information. (a) The Company shall provide the Purchasers with all financial statements and information pursuant to Section 2.4 of the Stockholders Agreement as if each Purchaser was a "Qualified Holder" as defined thereunder and the Company shall comply with all of the terms of Section 2.4 of the Stock Purchase Agreement with respect to each Purchaser as though it were a Qualified Holder thereunder.

     (b) The Company shall provide the Purchasers with all financial statements and other information provided to the lenders pursuant to the Berry Revolving Credit Facility.

     Section 6.2.10 Form 1099. After having made due inquiry, the Company will not take the position in any respect for federal, state or local income tax purposes that there is any actual or constructive dividend paid to any holder of Preferred Stock based on the terms thereof (other than in connection with distributions in respect of, or redemptions of, Preferred Stock paid in cash), unless advised by counsel or the Company's independent accountants in writing that there is no reasonable basis for the Company to take the position adopted in this
Section 6.1.10.


                          ARTICLE VIA

REGISTRATION RIGHTS IN RESPECT OF REGISTRABLE EQUITY SECURITIES

          Section 6A.1 Notice. If at any time on or after the Closing Date, the Company proposes to effect the registration of all or any part of any equity securities of the Company, whether as a primary registration or as a registration of securities requested by a stockholder, under the Securities Act, the Company shall promptly, and in any event at least 30 days prior to the effective date of the proposed registration statement, give written notice of such proposed registration to all holders of Registrable Equity Securities. Each holder of Registrable Equity Securities that wishes to register any of its Registrable Equity Securities (each, a "Seller") shall, within 20 days after receipt of such notice from the Company, deliver to the Company a notice (a "Seller Notice") stating that such Seller wishes to participate in such offering and setting forth the number of shares of Registrable Equity Securities that such Seller desires to include in such offering. The Company thereupon shall as expeditiously as possible, use its best efforts (or in the case of the Company's initial registered public offering of equity securities under the Securities Act, reasonable efforts) to effect the registration under the Securities Act of such shares of Registrable Equity Securities, subject in all cases to a determination by the managing underwriter, or financial adviser, as the case may be, that the registration of such Registrable Equity Securities will not jeopardize the success of the proposed offering.

          Section 6A.2 Proration. If the underwriter (or, if the offering is not underwritten, an independent financial advisor to the Company) determines that marketing factors require a limitation on the number of securities to be offered and sold in the offering, including securities requested to be offered and sold by Sellers, there shall be included in the offering only that number of securities that the underwriter, or financial advisor, as the case may be, believes will not jeopardize the success of the offering. Any reduction in the number of securities to be so offered shall be pro-rata among the Sellers and all other Persons (other than the Company or securityholders who are exercising "demand" registration rights), proposing to sell securities pursuant to such offering, based on the number of securities originally proposed to be sold by each such person.

Nothing contained herein shall be construed to limit in any way the Company's right, in its sole discretion, to withdraw any registration statement before such registration statement becomes effective or to postpone the offering of securities contemplated by any such registration statement.

          Section 6A.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 6A.1 hereof to use its best efforts, or reasonable best efforts, as the case may be, to effect the registration of any Registrable Equity Securities under the Securities Act, the Company shall, as expeditiously as possible,

          (i) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts (or reasonable best efforts, as applicable) to cause such registration statement to become and remain effective for a period of not less than 120 days in the case of the Company's initial registration of equity securities under the Securities Act and 90 days in the case of any subsequent registration, or such shorter period as is necessary to permit the sale of such securities in accordance with the plan of distribution chosen by the Seller or Sellers and the underwriter;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

          (iii) furnish to each Seller such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Equity Securities owned by such Seller;

          (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each Seller shall reasonably request, and do such other reasonable acts and things as may be requested of it to enable such Seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Seller, except that the Company shall not for any such purpose be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (ii) subject itself to taxation in any jurisdiction solely by reason of such registration or qualification or (iii) consent to general service of process in any jurisdiction;

          (v) use its best efforts to cause the securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Seller or Sellers thereof to consummate the disposition of such securities, except that the Company shall not for any such purpose be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (ii) subject itself to taxation in any jurisdiction solely by reason of such registration or qualification or (iii) consent to general service of process in any jurisdiction;

          (vi) notify each Seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (upon receipt of which each Seller agrees to forthwith cease making offers and sales of such securities pursuant to such prospectus and to deliver to the Company any copies of such prospectus then in the possession of such Seller), and at the request of any such Seller promptly prepare and furnish to such Seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any successor provision);

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

          (ix) use its best efforts to list such securities on any securities exchange on which similar securities then issued by the Company are then listed, or, if not so listed, on a national securities exchange (including the Nasdaq stock market), if the listing of such securities is then permitted under the rules of such exchange;

          (x) provide a transfer agent and registrar for all the securities covered by such registration statement not later than the effective date of such registration statement;

          (xi) enter into such agreements (including an underwriting agreement in customary form containing without limitation customary indemnity and contribution provisions for the benefit of the underwriter or underwriters and the Seller or Sellers) and take such other actions as the Seller or Sellers shall reasonably request in order to expedite or facilitate the disposition of such securities;

          (xii) make available for inspection by any Seller of securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (xiii) permit any Seller of securities covered by such registration statement to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Seller should be included.

If any such registration or comparable statement refers to any Seller by name or otherwise as the holder of any securities of the Company, then such Seller shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to such Seller, to the effect that the holding by such Seller of such securities is not to be construed as a recommendation by such Seller of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Seller will assist in meeting any future financial requirements of the Company, or (B) in the event that such reference to such Seller by name or otherwise is not required by the Securities Act, the deletion of the reference to such Seller.

          The Company may require each holder of Registrable Equity Securities to, and each such holder, as a condition to including Registrable Equity Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. If so required, each holder of Registrable Equity Securities participating in an underwritten public offering shall enter into and perform its obligations under an underwriting agreement, as well as a custody agreement and power of attorney, all in usual and customary form.

          Section 6A.4 Holdback on Sales. The Company and the Purchasers hereby agree on and after the Closing Date not to effect any public sale or distribution of any securities similar to those registered in accordance with Section 6A.3 hereof during the 14 day period prior to, and during the 180 day period beginning on, the effective date of any registration statement (except as part of such registration statement).

          Section 6A.5 Expenses. All expenses incurred in complying with this Article VIA, including, without limitation, all registration, filing, securities exchange listing fees and fees of any applicable stock exchange, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of any jurisdiction, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the fees and disbursements of counsel and accountants for the Company, the reasonable fees and disbursements of one counsel for the Seller or the Sellers (to be chosen by the Seller or by the Sellers holding a majority of the Preferred Stock to be included by Sellers in a registration state ment), expenses of any special audits incident to or required by any such registration, shall be paid by the Company; provided, that in no event shall the Company be required to pay any underwriting discounts, commissions or fees attributable to the sale of Registrable Equity Securities by a Seller hereunder.


                          ARTICLE VIB

        REGISTRATION RIGHTS IN RESPECT OF EXCHANGE NOTES

          Section 6B.1  Shelf Registration.

          (a) Effective Registration. The Company shall, not later than ninety (90) days following the Exchange Date (as defined in the Amended and Restated Certificate of Incorporation), prepare and file with the SEC a "shelf" registration statement with respect to the Registrable Debt Securities on any appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (a "Shelf Registration"), and shall use its best efforts to have such Shelf Registration declared effective within one hundred eighty (180) days following the Exchange Date; provided, that the Company shall not be required to effect a Shelf Registration of the Registrable Debt Securities if the Registrable Debt Securities have been called for redemption pursuant to the Exchange Indenture under which such Registrable Debt Securities are issued. The Company agrees to use its best efforts to keep such Shelf Registration continuously effective for a period of three (3) years following the date on which the Shelf Registration is declared effective or, if earlier, until all Registrable Debt Securities included therein have been sold or are no longer outstanding.

          (b) Supplements and Amendments. The Company shall supplement and amend the Shelf Registration if (i) required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) otherwise required by the SEC, (iii) reasonably requested by the holders of, or any underwriter for, a majority of the Registrable Debt Securities to which such Shelf Registration relates or (iv) requested to do so by any holder of Registrable Debt Securities to the extent necessary to list such holder as a "Selling Securityholder" in such registration statement, and the Company agrees to furnish to the holders of the Registrable Debt Securities copies of any such supplement or amendment prior to its being used and/or filed with the SEC.

          (c) Registration Expenses. The Company will pay all expenses incident to the Company's performance of or compliance with its obligations under this Article VIB to effect the registration of Registrable Debt Securities, including, without limitation, all registration, filing, securities exchange listing fees and fees of any applicable stock exchange, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of any jurisdiction, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Seller or the Sellers (to be chosen by the Seller or by the Sellers holding a majority of the Registrable Debt Securities to be included by Sellers in a registration statement), but excluding underwriting discounts and commissions, transfer taxes, if any, in respect of Registrable Debt Securities, which shall be borne by the sellers of the Registrable Debt Securities and which each such holder agrees, by acquisition of such Registrable Debt Securities, to bear.

          (d) Selection of Underwriters and Counsel. The holders of a majority of the principal amount of Registrable Debt Securities to be sold in an underwritten Public Offering (as defined below) shall have the right to select the Managing Underwriter (as defined below); provided, however, that such Managing Underwriter and its counsel must be reasonably satisfactory to the Company. As used herein, "Managing Underwriter" means, with respect to any underwritten public offering of Exchange Notes (a "Public Offering"), the underwriter or underwriters managing such Public Offering.

          Section 6B.2 Registration Procedures. In connection with the Shelf Registration, the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Debt Securities in accordance with the intended methods of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

          (a) furnish to the holders of Registrable Debt Securities listed in the Shelf Registration as Selling Security holders (the "Selling Securityholders") copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits) with the SEC and consider in good faith comments with respect to any such drafts made by the Selling Securityholders or their legal counsel, and, without limiting the foregoing, each Selling Securityholder shall have the opportunity to object to any information pertaining solely to such Selling Securityholder that is contained therein and the Company will make the corrections reasonably requested by such Selling Securityholder with respect to such information prior to filing any such registration statement or amendment (including, without limitation, the deletion of such Selling Securityholder as a "Selling Securityholder" in such registration statement, without prejudice to such Selling Securityholder's right to become a "Selling Securityholder" again pursuant to Section 6B.1);

          (b) promptly notify each Selling Securityholder and the Managing Underwriter, if any:

          (i) when the Shelf Registration or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Shelf Registration or any post-effective amendment thereto, when the same has become effective;

          (ii) of any written comments from the SEC with respect to any filing and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

          (iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Debt Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

          (c) furnish to each Selling Securityholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the holder's Registrable Debt Securities, any other Registrable Debt Securities and such other documents, as the holder may reasonably request to facilitate the disposition of its Registrable Debt Securities;

          (d) use its best efforts to register or qualify all Registrable Debt Securities under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Debt Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 6B.2(d) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction solely by reason of such registration or qualification or (iii) to consent to general service of process in any jurisdiction;

          (e)  in connection with any underwritten Public
Offering, furnish to each Selling Securityholder a signed counterpart, addressed to such holder (and the underwriters, if any), of

          (i) an opinion of counsel for the Company, dated the date of any closing under the underwriting agreement, and

          (ii) a "comfort" letter, dated the date of any closing under the relevant underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities;

          (f) notify each Selling Securityholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any successor provision); and

          (h)  use its best efforts to cause all Registrable Debt
Securities to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Debt Securities are then listed.

          The Company may require each holder of Registrable Debt Securities to, and each such holder, as a condition to including Registrable Debt Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. If so required, each holder of Registrable Debt Securities participating in an underwritten public offering shall enter into and perform its obligations under an underwriting agreement, as well as a custody agreement and power of attorney, all in usual and customary form.

          Each holder of Registrable Debt Securities agrees by acquisition of such Registrable Debt Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6B.2(f), such holder will forthwith discontinue such holder's disposition of Registrable Debt Securities pursuant to the registration statement relating to such Registrable Debt Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6B.2(f) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of any prospectus relating to such Registrable Debt Securities at the time of receipt of such notice.

          Section 6B.3  Holdback Agreements.

          (a) By the Holders of Registrable Debt Securities. If and to the extent requested by the Managing Underwriter in connection with an underwritten Public Offering of Registrable Debt Securities, each holder of Registrable Debt Securities, by acquisition of such Registrable Debt Securities, agrees, to the extent permitted by Law, not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to and the 180 days after the closing of such underwritten Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such underwritten Public Offering), except as part of such underwritten Public Offering, whether or not such holder participates in such underwritten Public Offering.

          (b) By the Company. If and to the extent requested by the Managing Underwriter in connection with an underwritten Public Offering of Registrable Debt Securities, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered hereunder, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to and the 180 days after the closing of such underwritten Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such underwritten Public Offering), except pursuant to registrations on Form S-4 or Form S-8 promulgated by the SEC (or any successor or similar forms thereto).

                          ARTICLE VIC

       INDEMNIFICATION IN RESPECT OF REGISTRATION RIGHTS

          Section 6C.1 Indemnification by the Company. In the event of any registration by the Company of any of its Registrable Securities pursuant to Article 6A or in connection with a Shelf Registration pursuant to Article 6B, the Company shall, and hereby agrees to, to the full extent permitted by applicable law, indemnify and hold harmless each seller of Registrable Securities pursuant to Article 6A or Article 6B ("each, an Indemnified Seller"), and their respective general or limited partners, directors, officers, employees and each other Person, if any, who controls such Indemnified Seller within the meaning of the Securities Act, against any Losses, to which any such Indemnified Seller or any such other Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the applicable registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse the Indemnified Sellers and each such other Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Indemnified Seller specifically for use in the preparation thereof; provided further, however that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such Loss results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Loss at or prior to the written confirmation of the sale of the securities concerned to such person if the Company had prior thereto given the Indemnified Seller the notice referred to in Section 6A.3(vi) or 6B.2(f), as the case may be, and provided to such Indemnified Seller a supplemented or amended prospectus as contemplated by Section 6A.3(vi) or 6B.2(f), as the case may be, and such current copy of the prospectus would have cured the defect giving rise to such Loss. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such other Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their partners, officers, directors, employees and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Sellers.

          Section 6C.2 Indemnification by the Sellers. Each Indemnified Seller, as a condition to including its securities in the applicable registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors, officers, employees, agents and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such other Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Seller specifically for use in the preparation thereof; provided, however, that the obligation to provide indemnification pursuant to this
Section 6C.2 shall be several, and not joint and several, among each of the Indemnified Sellers on the basis of the number of securities included by each in the applicable registration statement and the aggregate amount which may be recovered from any holder of securities pursuant to the indemnification provided for in this Section 6C.2 in connection with any sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such other Person and shall survive the transfer of such securities by an Indemnified Seller.

          Section 6C.3  Notices of Claims, etc.   Promptly after
receipt by a party entitled to indemnity under this Article 6C of notice of the commencement of any action or proceeding (including a governmental action or proceeding) involving a claim referred to in Section 6C.1. or 6C.2 (a "Proceeding"), such indemnified party will, if a claim in respect thereof is to be made against a person obligated to provide indemnity under this Article 6C pursuant to such provisions, give written notice to the latter (in the manner provided in Section 8.6 hereof) of the commencement of such Proceeding; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any party entitled to indemnity under this Article 6C except to the extent that the indemnifying party is materially prejudiced thereby. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at its expense, the defense of any such Proceeding with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party agrees to pay such fees and expenses, (2) the indemnifying party fails to assume promptly the defense of such Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or (3) the indemnified party shall have been advised by counsel, in its reasonable judgment, that there is reasonably likely to be a conflict between the positions of such indemnified party and any other party represented by such counsel in such Proceeding which makes it improper, under generally acceptable standards of professional conduct, for the same counsel to represent both the indemnified party and such other party; provided that the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings, be liable for the fees and expenses of more than one separate firm of attorneys for all such indemnified parties. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably delayed or withheld); provided that, if such Proceeding is settled with its written consent or if there shall be a final judgment for the claimant or plaintiff in such Proceeding, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any Losses by reason of such settlement or judgment for which such indemnified party would be entitled to indemnification hereunder. The indemnifying party shall not, without the consent of an indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to such indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

          Section 6C.4 Contribution. If the indemnification provided for in this Article 6C is unenforceable although available to an indemnified party in respect of any Losses referred to therein or is insufficient to hold an indemnified party harmless for any Losses in respect of which the provisions of Section 6C.1 and/or 6C.2 would otherwise apply by their terms, then the indemnifying party shall contribute to the aggregate amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the Losses referred to above shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6C.4 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                         ARTICLE VII
                         TERMINATION

     Section 7.1. Termination. (a) This Agreement may be terminated at any time prior to the Closing:

          (i) by mutual consent of the Company and the Purchasers;

         (ii) by either the Company or the Purchasers if the Closing shall not have occurred by July 31, 1996; provided, however, that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder;

        (iii) by either the Company or the Purchasers if a material breach of any provision of this Agreement has been committed by a party other than the party so electing and such breach has not been satisfied, cured or waived;

         (iv) by the Company or the Purchasers, if any of the respective conditions to such Person's performance set forth in Section 3.1, 3.2 or 3.3 hereof, as applicable, have not been satisfied or waived as of the Closing Date or if satisfaction of any such a condition is or becomes impossible to satisfy (other than through the failure of the Person seeking to terminate this Agreement pursuant to this clause (d) to comply with any of its respective obligations under this Agreement); or

          (v) by the Company or the Purchasers, in the event that the Stock Purchase Agreement is terminated pursuant to and in accordance with Section 7.1(a)(v) thereof, in which event, upon payment by the Selling Shareholders of the amounts payable pursuant to clause (y) of Section 7.1(a)(v) of the Stock Purchase Agreement, the Company shall pay to each Purchaser an amount equal to all reasonable out-of-pocket expenses incurred by such Purchaser (including fees and expenses of legal counsel and other advisors or consultants to the Purchasers), in connection with the review, preparation and negotiation of this Agreement and the Related Documents, and the review of the Other Financing Documents and all other documents, agreements, or instruments related hereto or thereto and the evaluation of transactions contemplated thereunder.

          (b) If the Closing has not occurred on or prior to September 30, 1996, this Agreement shall automatically terminate unless the parties hereto unanimously agree, in writing on or prior to such date, to postpone such termination.

     Section 7.2. Effect of Termination. If this Agreement shall be validly terminated pursuant to Section 7.1, all obligations, representations and warranties of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to another party, except as otherwise expressly provided herein.


                          ARTICLE VIII
                         MISCELLANEOUS

     Section 8.1. Payment of Costs and Expenses. If the Closing occurs, the Company agrees to pay on demand all reasonable expenses of each of the Purchasers (including the reasonable fees and out-of-pocket expenses of Milbank, Tweed, Hadley & McCloy, counsel to the Purchasers) in connection with:

          (a) the evaluation of the transactions contemplated hereunder; the review, negotiation, preparation, execution and delivery of this Agreement and the Related Documents and the review of the Other Financing Documents, in each case including schedules and exhibits, and any other documents, agreements or instruments related hereto or thereto; the evaluation of the transactions thereunder; and any amendments, waivers, consents, supplements or other modifications hereto or thereto as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

          (b) the preparation and/or review of the form of any document or instrument relevant to the transactions contemplated hereby, by the Related Documents, the Other Financing Documents or any other document or instrument related hereto or thereto.

The Company further agrees to pay, and to save the Purchasers harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the issuance and sale of Preferred Stock or Warrants or the Common Stock issuable upon exercise of the Warrants. The Company also agrees to reimburse each Purchaser upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Purchaser in connection with such Purchaser's enforcement of the Company's obligations hereunder or under the Related Documents.

     Section 8.2.      [Intentionally Omitted]

     Section 8.3. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 8.4.      [Intentionally Omitted].

     Section 8.5. Assignment; Parties in Interest. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Mergerco or, following the Closing Date, the Company, without the prior written consent of the Purchasers (which consent shall not be unreasonably withheld), and any attempt to do so will be void. Except as set forth in the preceding sentence, all covenants, agreements, rights and obligations contained in or arising out of this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

     Section 8.6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any Related Document shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telecommunications facsimile. Such notices, demands and other communications shall be sent to Mergerco, the Company and the Purchasers at the addresses (or facsimile numbers) set forth below their respective names on Schedule II hereto or to such other address (or facsimile number) or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     Section 8.7. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     Section 8.8. Amendment. This Agreement may be modified or amended only by a writing signed by or on behalf of the Company and the Purchasers.

     Section 8.9. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or any other instrument delivered pursuant to this Agreement shall survive the Closing hereunder.

     Section 8.10. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other issues hereunder shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts of laws rules. The Company and Mergerco agree that they may be served with process in the State of New York and any action for breach of this Agreement may be prosecuted against them in the courts of that State.

     Section 8.11. Specific Performance. Damages in the event of breach of this Agreement by either the Company, Mergerco or the Purchasers would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, Mergerco and the Purchasers, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and the Company, Mergerco and the Purchasers hereby waive any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The exis tence of this right will not preclude the Company, Mergerco or the Purchasers from pursuing any other rights and remedies at law or in equity which the Company, Mergerco or the Purchasers may have.

     Section 8.12. Entire Understanding. Except for the Confidentiality Agreement dated October 19, 1995 between FACL and The Chase Manhattan Bank, N.A. (which shall survive in accordance with its terms), this Agreement expresses the entire understanding of the parties and supersedes all other prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement.

     Section 8.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                         BPC HOLDING CORPORATION

                            Roberto Buaron
                            Chairman


                         CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                         By Chase Capital Partners,
                            its General Partner

                            Donald J. Hofmann
                            Partner



                         THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                             Gary A. Poliner
                             Vice President


                         BPC MERGERCO, INC.

                              Martin R. Imbler
                              President